                                                                   EXHIBIT 10.64




================================================================================








                                LOAN AGREEMENT


                          Dated as of July 30, 1996


                                    among


                             TITAN HOLDINGS, INC.
                                 as Borrower,

                                     and

                     THE BANKS AND FINANCIAL INSTITUTIONS
                    LISTED ON THE SIGNATURE PAGES HERETO,
                                  as Lenders

                                     and

                      DRESDNER BANK AG, NEW YORK BRANCH,
                                   as Agent







================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
LOAN AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION  . . . . . . . . . . . . . . .  1

       1.1         Definitions  . . . . . . . . . . . . . . . . . . . . . .  1
       1.2         Rules of Construction  . . . . . . . . . . . . . . . . . 16

ARTICLE II  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

       2.1         Revolving Credit Loans . . . . . . . . . . . . . . . . . 17
       2.2         Loan Requests  . . . . . . . . . . . . . . . . . . . . . 18
       2.3         Term Loans . . . . . . . . . . . . . . . . . . . . . . . 18
       2.4         Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 19
       2.5         Reductions of the Commitments  . . . . . . . . . . . . . 19
       2.6         Mandatory Prepayments  . . . . . . . . . . . . . . . . . 20
       2.7         Several Obligations  . . . . . . . . . . . . . . . . . . 20
       2.8         Pro Rata Treatment   . . . . . . . . . . . . . . . . . . 20

ARTICLE III  TERMS APPLICABLE TO LOANS  . . . . . . . . . . . . . . . . .   21

       3.1         Payments and Prepayments . . . . . . . . . . . . . . . . 21
       3.2         Payments by the Agent  . . . . . . . . . . . . . . . . . 25
       3.3         Maximum Interest . . . . . . . . . . . . . . . . . . . . 25
       3.4         Computations . . . . . . . . . . . . . . . . . . . . . . 27
       3.5         Minimum Amounts  . . . . . . . . . . . . . . . . . . . . 27
       3.6         Sharing of Setoffs . . . . . . . . . . . . . . . . . . . 27
       3.7         Non-Receipt of Funds by the Agent  . . . . . . . . . . . 28

ARTICLE IV  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .   29

       4.1         Termination by the Borrower  . . . . . . . . . . . . . . 29

ARTICLE V  YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . 29

       5.1         Additional Costs . . . . . . . . . . . . . . . . . . . . 29
       5.2         Limitation on Types of Loans . . . . . . . . . . . . .   31
       5.3         Illegality . . . . . . . . . . . . . . . . . . . . . . . 31
       5.4         Certain Conversions  . . . . . . . . . . . . . . . . . . 32
       5.5         Compensation . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   33

       6.1         No Default . . . . . . . . . . . . . . . . . . . . . . . 33
       6.2         Opinions of Counsel  . . . . . . . . . . . . . . . . . . 33
       6.3         Other Supporting Documents . . . . . . . . . . . . . . . 33

                                                                           Page
                                                                           ----
       6.4         Control of the Borrower  . . . . . . . . . . . . . . . . 34
       6.5         Loan Request . . . . . . . . . . . . . . . . . . . . . . 34
       6.6         Fees Paid  . . . . . . . . . . . . . . . . . . . . . . . 35
       6.7         Representations and Warranties . . . . . . . . . . . . . 35
       6.8         Existing Agreement . . . . . . . . . . . . . . . . . . . 35

ARTICLE VII  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 35

       7.1         Organization, Powers, etc. . . . . . . . . . . . . . . . 35
       7.2         Corporate Authority, etc.  . . . . . . . . . . . . . . . 35
       7.3         Government Approvals . . . . . . . . . . . . . . . . . . 36
       7.4         Government Regulation  . . . . . . . . . . . . . . . . . 36
       7.5         Valid and Binding Obligations  . . . . . . . . . . . . . 36
       7.6         Litigation . . . . . . . . . . . . . . . . . . . . . . . 36
       7.7         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . 36
       7.8         Accuracy of Information  . . . . . . . . . . . . . . . . 37
       7.9         Accuracy of Representations and
                     Warranties . . . . . . . . . . . . . . . . . . . . . . 37
       7.10        Financial Position . . . . . . . . . . . . . . . . . . . 37
       7.11        Pledged Shares . . . . . . . . . . . . . . . . . . . . . 37
       7.12        Title to Pledged Shares  . . . . . . . . . . . . . . . . 37
       7.13        Tax Returns  . . . . . . . . . . . . . . . . . . . . . . 37
       7.14        ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 38
       7.15        No Material Adverse Change . . . . . . . . . . . . . . . 38
       7.16        Compliance with Laws . . . . . . . . . . . . . . . . . . 39
       7.17        Franchises, Licenses . . . . . . . . . . . . . . . . . . 39
       7.18        No Default . . . . . . . . . . . . . . . . . . . . . . . 39
       7.19        Capital Stock  . . . . . . . . . . . . . . . . . . . . . 39
       7.20        Trade Names, etc . . . . . . . . . . . . . . . . . . . . 39


ARTICLE VIII  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 40

       8.1         Payment of Taxes, etc. . . . . . . . . . . . . . . . . . 40
       8.2         Preservation of Corporate Existence  . . . . . . . . . . 40
       8.3         Compliance with Laws, etc. . . . . . . . . . . . . . . . 40
       8.4         Inspection Rights  . . . . . . . . . . . . . . . . . . . 41
       8.5         Maintenance of Approvals, Filings and
                     Registrations  . . . . . . . . . . . . . . . . . . . . 41
       8.6         Reporting Requirements . . . . . . . . . . . . . . . . . 41
       8.7         Performance of Agreements  . . . . . . . . . . . . . . . 43
       8.8         Notices  . . . . . . . . . . . . . . . . . . . . . . . . 43
       8.9         Books and Records  . . . . . . . . . . . . . . . . . . . 44
       8.10        Further Assurances . . . . . . . . . . . . . . . . . . . 44
       8.11        Other Agreements.  . . . . . . . . . . . . . . . . . . . 44
       8.12        Financial Covenants  . . . . . . . . . . . . . . . . . . 44
       8.13        Maintenance of Ratings . . . . . . . . . . . . . . . . . 46
       8.14        Maintenance of Reinsurance . . . . . . . . . . . . . . . 47

                                                                           Page
                                                                           ----
       8.15        IRIS Tests . . . . . . . . . . . . . . . . . . . . . . . 47
       8.16        Asset Quality Maintenance  . . . . . . . . . . . . . . . 47

ARTICLE IX  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . 48

       9.1         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . 49
       9.2         Prohibition of Fundamental Changes . . . . . . . . . . . 49
       9.3         Business . . . . . . . . . . . . . . . . . . . . . . . . 49
       9.4         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 49
       9.5         Transactions with Affiliates . . . . . . . . . . . . . . 49
       9.6         Dividends to the Borrower by
                     Subsidiaries . . . . . . . . . . . . . . . . . . . . . 50
       9.7         Statutory Surplus  . . . . . . . . . . . . . . . . . . . 50
       9.8         Indebtedness . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE X  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . 50

       10.1        Events of Default  . . . . . . . . . . . . . . . . . . . 50

ARTICLE XI  FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

       11.1        Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 54
       11.2        Expenses . . . . . . . . . . . . . . . . . . . . . . . . 54
       11.3        Invoices for Fees  . . . . . . . . . . . . . . . . . . . 55

ARTICLE XII  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .   55

       12.1        Indemnification by Borrower  . . . . . . . . . . . . . . 55

ARTICLE XIII THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . 56

       13.1        Appointment, Powers and Immunities . . . . . . . . . . . 56
       13.2        Reliance by Agent  . . . . . . . . . . . . . . . . . . . 57
       13.3        Defaults . . . . . . . . . . . . . . . . . . . . . . . . 57
       13.4        Rights as a Lender . . . . . . . . . . . . . . . . . . . 58
       13.5        Indemnification  . . . . . . . . . . . . . . . . . . . . 58
       13.6        Non-Reliance on Agent and Other Banks  . . . . . . . . . 58
       13.7        Failure to Act . . . . . . . . . . . . . . . . . . . . . 59
       13.8        Resignation or Removal of Agent  . . . . . . . . . . . . 59
       13.9        Consents Under Basic Documents . . . . . . . . . . . . . 60

ARTICLE XIV  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   60

       14.1        Notices  . . . . . . . . . . . . . . . . . . . . . . . . 60
       14.2        Survival and Termination of Agreement  . . . . . . . . . 62
       14.3        Applicable Law   . . . . . . . . . . . . . . . . . . . . 63
       14.4        Waiver; Modifications in Writing . . . . . . . . . . . . 63
       14.5        Non-Waiver of Rights . . . . . . . . . . . . . . . . . . 63
       14.6        Successors and Assigns . . . . . . . . . . . . . . . . . 63

                                                                           Page
                                                                           ----
       14.7        Sale and Transfer of Loans and Notes;
                     Participations in Loans and Notes. . . . . . . . . . . 64
       14.8        Confidentiality  . . . . . . . . . . . . . . . . . . . . 66
       14.9        Captions . . . . . . . . . . . . . . . . . . . . . . . . 67
       14.10       Counterparts . . . . . . . . . . . . . . . . . . . . . . 67
       14.11       Severability . . . . . . . . . . . . . . . . . . . . . . 67
       14.12       Waiver of Trial by Jury; Consent
                     to Jurisdiction. . . . . . . . . . . . . . . . . . . . 68
       14.13       Set-off  . . . . . . . . . . . . . . . . . . . . . . . . 68

                                                                      Page
                                                                      ----
                                   SCHEDULES

       SCHEDULE I         Booking Offices

                                    EXHIBITS

       EXHIBIT A-1        Form of Term Loan Note
       EXHIBIT A-2        Form of Revolving Credit Loan Note
       EXHIBIT B          Form of Certificate
       EXHIBIT C          Form of Loan Request
       EXHIBIT D          Form of Notice of Conversion or
                            Continuation
       EXHIBIT E          Form of Convention Statement

                                 LOAN AGREEMENT


                 LOAN AGREEMENT dated as of July 30, 1996 among TITAN HOLDINGS, INC. (the "Borrower"), DRESDNER BANK AG, acting through its New York and Grand Cayman Branches ("Dresdner"), BANK ONE TEXAS, N.A. ("Bank One") and NATIONSBANK OF TEXAS, N.A. ("NationsBank") (Dresdner, Bank One and NationsBank collectively, together with their successors and assigns, the "Lenders" and each a "Lender") and Dresdner Bank AG, New York Branch, as agent for the Lenders (together with its successors and assigns, the "Agent").


                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                 SECTION 1.1 Definitions. The capitalized terms used in this Agreement shall have the following meanings, unless otherwise defined herein.

                 "Additional Costs" shall have the meaning assigned to such term in Section 5.1 of this Agreement.

                 "Affiliate" of a referenced Person shall mean (a) another Person controlling, controlled by or under common control with such referenced Person, (b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights of or the interest in the capital, distributions or profits of the referenced Person, or (c) any officer (exclusive of a "ministerial officer" with no authority to bind a Person) or, director of, or partner in, the referenced Person. The terms "control", "controlling", "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

                 "Agent" shall have the meaning assigned to such term in the introduction to this Agreement.

                 "Agent's Account" shall have the meaning assigned to such term in Section 2.1(a) hereof.
                                 LOAN AGREEMENT


                 LOAN AGREEMENT dated as of July 30, 1996 among TITAN HOLDINGS, INC. (the "Borrower"), DRESDNER BANK AG, acting through its New York and Grand Cayman Branches ("Dresdner"), BANK ONE TEXAS, N.A. ("Bank One") and NATIONSBANK OF TEXAS, N.A. ("NationsBank") (Dresdner, Bank One and NationsBank collectively, together with their successors and assigns, the "Lenders" and each a "Lender") and Dresdner Bank AG, New York Branch, as agent for the Lenders (together with its successors and assigns, the "Agent").


                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                 SECTION 1.1 Definitions. The capitalized terms used in this Agreement shall have the following meanings, unless otherwise defined herein.

                 "Additional Costs" shall have the meaning assigned to such term in Section 5.1 of this Agreement.

                 "Affiliate" of a referenced Person shall mean (a) another Person controlling, controlled by or under common control with such referenced Person, (b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights of or the interest in the capital, distributions or profits of the referenced Person, or (c) any officer (exclusive of a "ministerial officer" with no authority to bind a Person) or, director of, or partner in, the referenced Person. The terms "control", "controlling", "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

                 "Agent" shall have the meaning assigned to such term in the introduction to this Agreement.

                 "Agent's Account" shall have the meaning assigned to such term in Section 2.1(a) hereof.

                 "Agreement" shall mean this Loan Agreement, as the same from time to time may be extended, amended, supplemented, waived or modified.

                 "Airplane Lease" shall mean that certain Aircraft Lease Agreement dated January 19, 1994, between 1st Source Leasing, Inc. and Titan Indemnity, as the same from time to time may be extended, amended, supplemented, waived or modified.

                 "Applicable Law" shall mean (i) all applicable laws and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority and rules, regulations, orders, licenses and permits of any governmental body, instrumentality, agency or authority, and (ii) any of the foregoing.

                 "Applicable Margin Rate" shall mean (i) in respect of the calculation of interest on any Eurodollar Loans the amount computed by reference to the table below:

                           From and                       From and
                           including                      including
                           July 30, 1996                  July 30, 1997
                           to and excluding
                           July 30, 1997
                           ---------------                -------------
Titan Level 1                   1.00%                        1.50%

Titan Level 2                   1.10%                        1.75%

Titan Level 3                   1.50%                        2.00%


and (ii) in respect of the calculation of interest on any Base Rate Loans, the number set forth in the table set forth in clause (i) above less 1.00%.

                 "Authorized Control Level Risk-Based Capital" shall mean, with respect to either Titan Indemnity or Titan Insurance, the number which appears on page 20 (Five-Year Historical Data, first of two pages), line 26, column 1 of such company's most recently filed Convention Statement.

                 "Base Rate" shall mean a fluctuating rate of interest per annum equal to the higher of:

                 (a) the rate of interest most recently announced by the Agent at its Booking Office as its base rate; and

           (b)      the Federal Funds Rate, plus 1/2 of 1% per annum.

         The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on any Loan maintained as a Base Rate Loan shall take effect simultaneously with each change in the Base Rate. The Agent shall give notice promptly to the Borrower of changes in the Base Rate.

                 "Base Rate Loan" shall mean a Loan bearing interest based on the Base Rate.

                 "Booking Office" shall mean, with respect to any Eurodollar Loans or Base Rate Loans, the respective office of the Agent and each Lender or an Affiliate designated as its "Eurodollar Lending Office" or "Base Rate Lending Office", respectively, in Schedule 1 to this Agreement; provided, the Agent or a Lender may designate a different Booking Office with respect to its Eurodollar Loans or Base Rate Loans from time to time upon notice to the Borrower; provided, further, that the Base Rate Lending Office of the Agent and each Lender shall be located in the United States.

                 "Borrower" shall have the meaning assigned to such term in the introduction to this Agreement.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day when banks are authorized or required by law to close in New York, New York and, if such day relates to a borrowing of, a payment or prepayment of principal of, or interest on, or a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, conversion or Interest Period, any day which is also a London Banking Day.

                 "C&S" shall mean, with respect to any of the Borrower, Titan Indemnity or Titan Insurance at the time of any determination thereof, the capital and surplus of such company, (a) in the case of the Borrower, computed in accordance with GAAP and (b) in the case of Titan Indemnity and Titan Insurance, as it would then be computed in accordance with statutory accounting principles, as it would then appear on page 22 (Five-Year Historical Data, first of two pages), line 24, column 1, of such company's most recently filed Convention Statement.

                 "Capacity Utilization Ratio" shall mean, with respect to Titan Indemnity or Titan Insurance at the time of any determination thereof, the ratio of such company's net written premiums for the Applicable Period computed in accordance with statutory accounting principles divided by its Statutory Capital at the end of the Applicable Period. As used herein, "Applicable Period" means the period of four consecutive calendar quarters ending with the calendar quarter that has most recently ended at the time of calculation of Capacity Utilization Ratio.

                 "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                 "Capital Stock" shall mean with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Combined Ratio" shall mean with respect to Titan Insurance or Titan Indemnity at the time of any determination thereof, the sum of (i) the number which appears on page 23 (Five-Year Historical Data, second of two pages), line 59, column 1 of such company's most recently filed Convention Statement plus (ii) the number which appears on page 23 (Five-Year Historical Data, second of two pages), line 60, column 1 of such company's most recently-filed Convention Statement. The Combined Ratio computed at the end of any calendar quarter other than the end of a calendar year shall be computed for such quarter utilizing the methodology used in preparing such Convention Statement as though such Convention Statement were prepared as of the end of such calendar quarter.

                 "Commitments" shall mean with respect to any Lender the Term Loan Commitment and the Revolving Credit Loan Commitment of such Lender.

                 "Commitment Expiration Date" shall mean (i) in respect of Revolving Credit Loans, July 30, 2001, and (ii) in respect of Term Loans, October 30, 2001.

                 "Commitment Fee" shall have the meaning assigned to such term in Section 11.1 hereof.

                 "Commitment Fee Percentage" shall mean, as of the date of any calculation thereof, a percentage computed by reference to the table below:

                       Titan Level 1           .20%

                       Titan Level 2           .25%

                       Titan Level 3           .50%

                 "Consolidated Equity" shall mean at the time of any determination thereof the stockholders equity of the Borrower and its Subsidiaries on a consolidated basis, computed in accordance with GAAP.

                 "Consolidated Indebtedness" shall mean the Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, computed in accordance with GAAP but excluding the Indebtedness related to (i) the WestPac Credit Agreement and (ii) the Airplane Lease.

                 "Consolidated Net Earnings" shall mean at the time of any determination thereof, the combined Net Earnings of the Borrower and its Subsidiaries, computed in accordance with GAAP.

                 "Contingent Obligation" shall mean any contractual obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, including, without limitation, direct or indirect guaranties, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                 "Convention Statement" shall mean the financial statements and accompanying schedules and exhibits filed by Titan Indemnity or Titan Insurance with their applicable state insurance regulators, substantially in the form heretofore filed by such company (or such other form as may in the future be required by applicable state insurance regulatory authorities), and prepared in accordance with statutory accounting principles.

                 "Credit Expiration Date" shall mean (i) for Revolving Credit Loans, July 30, 2001 and (ii) for Term Loans, (a) with respect to one-half of the Term Loan Commitments, the Effective Date, and (b) with respect to the remainder of the Term Loan Commitments, September 30, 1996, or in any of the above cases such earlier date as provided in Section 10.

                 "Default" shall mean an event which with the notice or lapse of time, or both, would constitute an Event of Default.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Effective Date" shall mean the first date on which the conditions precedent set forth in Section 6 have been satisfied.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or WestPAC; (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or with WestPAC; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower or WestPAC, as any corporation described in clause (i) above or as any trade or business described in clause
(ii) above.

                 "Eurodollar Loan" shall mean a Loan bearing interest based on the Eurodollar Rate.

                 "Eurodollar Rate" shall mean, with respect to any Interest Period for any Eurodollar Loan, the rate per annum determined by the Agent to be equal to the quotient (rounded upwards, if necessary, to the next higher 1/16 of 1%) of (y) (i) the rate of interest for deposits in Dollars for a period equal to the number of days in such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the day that is two London Banking Days prior to the first day of such Interest Period, or (ii) if such rate does not appear on the Telerate Page 3750 at such time, the rate per annum at which deposits in Dollars are offered by the Agent in immediately available funds at its Eurodollar Lending Office specified in Schedule 1 to this Agreement in an amount comparable to the principal amount of such Eurodollar Loan for a period equal to such Interest Period at approximately 10:00 A.M., New York City time, on the date two Business Days before the first day of such Interest Period, divided by (z) a number equal to 1.00 minus the Eurodollar Reserve Percentage.

                 "Eurodollar Reserve Percentage" shall mean, for any day, the maximum percentage (expressed as a decimal) specified from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, but not limited to, supplemental, marginal and emergency reserves) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System. The Eurodollar Rate shall be adjusted automatically with respect to any Eurodollar Loan outstanding on the effective date of any change in the Eurodollar Reserve Percentage, as of such effective date.

                 "Event of Default" shall mean any of the Events of Default described in Section 10 of this Agreement.

                 "Existing Agreement" shall mean that certain Loan Agreement dated as of August 8, 1995 among Dresdner, First Interstate Bank of Texas, N.A., the Borrower and Dresdner, as agent, as the same from time to time may be extended, supplemented, waived or modified.

                 "Expense Ratio" shall mean with respect to Titan Insurance or Titan Indemnity at the time of any determination thereof, the number which appears on page 23 (Five-Year Historical Data, second of two pages), line 59, column 1 of such company's most recently filed Convention Statement. The Expense Ratio computed at the end of any calendar quarter other than the end of a calendar year shall be computed for such quarter utilizing the methodology used in preparing such Convention Statement as though such

Convention Statement were prepared as of the end of such calendar quarter.

                 "Federal Bankruptcy Code" shall mean Title 11 of the United States Code, Sections 101, et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Funded Debt" shall mean any Indebtedness which by its terms become payable more than one year from the date of origination thereof or which is renewable at the option of the obligor beyond one year from such date of origination.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                 "GIA" shall mean with respect to Titan Indemnity or Titan Insurance at the time of any determination thereof, such company's assets appearing on that portion of its balance sheet in its most recently filed Convention Statement (page 2) which shows invested assets used by such company to support its own contract and other obligations.

                 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee" shall mean the Guarantee dated as of the date hereof between WestPAC, the Lenders, and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

                 "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on any of the Borrower's obligations under this Agreement under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                 "Indebtedness" shall mean with respect to any Person, at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) under profit payment agreements (other than profit-sharing or bonus plans or agreements for employees) or in respect of obligations to redeem, repurchase or exchange any securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, (v) in respect of Capital Leases or (vi) which are Contingent Obligations, (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities is or are assumed by such Person, all as of such time, (c) all indebtedness, obligations or other liabilities of such Person in respect of currency hedging agreements, net of liabilities owed to such Person by the counterparties thereon, and (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption.

                 "Interest Expense" shall mean, the time of any determination thereof, interest expense for the Borrower computed in accordance with GAAP during the twelve-month period ended at the end of the most recently-concluded calendar quarter.

                 "Interest Period" shall mean with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Eurodollar Loan and ending on the same day in the first, second, third or sixth (as selected by the Borrower) calendar month thereafter, except that each such

Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                 Notwithstanding the foregoing, (i) no Interest Period may extend beyond the Commitment Expiration Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) each Interest Period which would otherwise commence before and end after the Commitment Expiration Date shall end on the Commitment Expiration Date; and
(iv) notwithstanding clauses (i) and (iii) above, if any Interest Period would have a duration of less than one month, such Eurodollar Loans shall be Base Rate Loans during such period.

                 "IRIS" shall mean the Insurance Regulatory Information System.

                 "Lenders" shall have the meaning assigned to such term in the introduction to this Agreement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the UCC of any jurisdiction in connection with any of the foregoing).

                 "Loan" shall mean each Term Loan or Revolving Credit Loan.

                 "Loan Request" shall have the meaning assigned to such term in
Section 2.2 of this Agreement.

                 "London Banking Day" shall mean any day on which dealings in Dollar deposits are carried out in the London interbank markets.

                 "Majority Lenders" means, at any time of any determination thereof, such of the Lenders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding Loans or, if Loans are not at the time outstanding, such of the Lenders the Commitments of which, taken in the aggregate, are in excess of 66 2/3% of the Total Commitment.

                 "Material Jurisdiction" shall mean any jurisdiction in which the amount of Titan Indemnity's or Titan Insurance's, as the case may be, gross direct written premiums accounted for at least 20% of that company's total amount of gross direct written premiums in the immediately preceding calendar year.

                 "Minimum Risk-Based Capital" shall mean, with respect to either Titan Indemnity or Titan Insurance at the time of any determination thereof, the result obtained by dividing (i) Total Adjusted Capital for such company by (ii) the Authorized Control Level Risk-Based Capital for such company.

                 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or was at any time during the five preceding years, contributed to by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate for the benefit of its employees.

                 "NAIC" shall mean the National Association of Insurance Commissioners, or any successor thereto; and any NAIC rating shall refer to those ratings which are issued by the NAIC, which appear in Schedule D of Titan Indemnity's and Titan Insurance's respective most recently filed Convention Statements.

                 "Net Available Cash Flow" for the Borrower at the time of any determination thereof shall mean a number determined in accordance with the following formula:

                 A = B + C + D + E - F

where:

                 A = Net Available Cash Flow

                 B = The maximum amount of dividends which Titan Indemnity, in compliance with statutory accounting principles, would be entitled to declare and pay to the Borrower without prior regulatory approval as of the end of the most recently-concluded calendar quarter;

                 C = the aggregate intercompany fees paid by all Subsidiaries to the Borrower during the twelve-month period ended at the end of the most recently-concluded calendar quarter;

                 D = the difference (not less than zero) between (i) cash and cash equivalents on hand at the Borrower and (ii) the outstanding principal amount of Revolving Credit Loans, in each case as of the end of the most recently-concluded calendar quarter;

                 E = the difference between (i) the tax expense for each of Titan Indemnity and Titan Insurance, computed in accordance with statutory accounting principles and
                        (ii) the consolidated current tax expense for the Borrower, computed in accordance with GAAP, in each case for the twelve-month period ended at the end of the most recently-concluded calendar quarter; and

                 F = the total Operating Expenses of the Borrower for the twelve-month period ended at the end of the most recently-concluded calendar quarter;

                 "Net Earnings" of any Person shall mean, at the time of any determination thereof, the net income (or the net deficit) of such Person for such period, determined in accordance with GAAP (in the case of the Borrower) or statutory accounting principles (in the case of Titan Indemnity or Titan Insurance).

                 "Note" shall mean each promissory note issued by the Borrower and payable to the order of each Lender evidencing the Term Loan or Revolving Credit Loans, respectively, made by such Lender, as provided herein, in substantially the form attached as Exhibit A-1 or A-2 to this Agreement.

                 "Notice of Conversion or Continuation" shall mean a written notice, in substantially the form of Exhibit D to this Agreement, delivered by the Borrower to the Agent pursuant to Section 3.1(c) of this Agreement.

                 "Operating Expenses" shall mean, at the time of any determination thereof, the aggregate during the twelve-month period ended at the end of the most recently concluded calendar quarter of all amounts which in accordance with GAAP would be so classified and appear on the income statement of the Borrower (on an unconsolidated basis).

                 "PBGC" shall mean Pension Benefits Guaranty Corporation or any successor thereto.

                 "Person" shall mean an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity whether acting in an individual, fiduciary or other capacity.

                 "Plan" shall mean any "employee benefit pension plan" or other "plan" (including a Multiemployer Plan) established or maintained, as to which contributions have been made, by any Person for its respective employees and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

                 "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented waived or modified.

                 "Pledged Shares" has the meaning assigned to that term in the Pledge Agreement.

                 "Post-Default Rate" shall mean the Base Rate as in effect from time to time plus three percent (3.0%).

                 "Program Documents" shall mean this Agreement, the Notes, the Guarantee, the Pledge Agreement and each other agreement, document or instrument delivered in connection herewith or therewith.

                 "Property" shall mean all types of real, personal tangible, intangible or mixed property, including fixtures.

                 "Regulatory Change" shall mean any change after the date hereof in United States federal, state or foreign laws or the making of any interpretations, directives or requests applying to a class of banks, including any Lender, under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Reportable Event" shall mean any event described in Section 4043(b) of ERISA.

                 "Revolving Credit Commitment" means either (i) when used with reference to a Lender at the time any determination is to be made, the amount set opposite the name of such Lender below, as the same may be lowered in accordance with the terms hereof, or (ii) when used with reference to any Lender, the commitment of such Lender to make Loans hereunder in an amount equal to the amount described in the foregoing clause (i), as the context may require.

                 Dresdner                   $5,000,000.00
                 Bank One                   $3,636,363.64
                 NationsBank                $1,363,636.36

                 "Revolving Credit Loan" shall mean a loan made by a Lender pursuant to Section 2.1 hereof.

                 "Statutory Capital" shall mean with respect to Titan Indemnity or Titan Insurance at the time of any determination thereof, the C&S of such company reported in its most recently filed Convention Statement.

                 "Subsidiary" shall mean as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, (ii) a limited or general partnership of which such Person or any of its subsidiaries is a general partner, or (iii) a business trust or limited liability company in which such Person holds a majority interest comparable to that for a corporation as described above.

                 "Taxes" shall mean all taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, and any liability (including penalties and interest) arising therefrom or with respect thereto, except for any taxes (other than United States withholding taxes) on the overall net income of the applicable Lender or any similar tax in lieu of an overall net income tax on such Lender imposed by any jurisdiction with respect to which such Lender is subject to such tax without regard to the transactions contemplated by the Program Documents.

                 "Term Loan Commitment" means when used with reference to a Lender at the time any determination is to be made, the amount set opposite the name of such Lender below, as the same may be lowered in accordance with the terms hereof.

                 Dresdner                   $10,000,000.00
                 Bank One                   $ 7,272,727.27
                 NationsBank                $ 2,727,272.73

                 "Term Loan" shall mean a loan made by a Lender pursuant to
Section 2.3 hereof.

                 "Termination Event" shall mean (i) any Reportable Event with respect to a Plan, as to which the requirements of Section 4043(a) of ERISA have not been waived by the PBGC (provided that a failure to meet the minimum funding standard of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers by the PBGC); (ii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan;
(iii) the complete or partial withdrawal of the Borrower or any Subsidiary from a Multiemployer Plan or the receipt by the Borrower or any Subsidiary of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (iv) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any Subsidiary to enforce Section 515 of ERISA; or (v) any event or circumstance under which the Borrower or any Subsidiary may reasonably be expected to incur any liability under Title IV of ERISA with respect to any Plan other than liabilities to make contributions and pay premiums in the ordinary course.

                 "Titan Indemnity" shall mean Titan Indemnity Company, a Texas corporation, and any successor thereto.

                 "Titan Insurance" shall mean Titan Insurance Company, a Michigan corporation, and any successor thereto.

                 "Titan Level 1" shall mean as of the date of determination thereof the state of facts where the Consolidated Indebtedness of the Borrower is equal to or less than $30,000,000 and Titan Indemnity's C&S, as certified in reasonable detail by the chief financial officer of the Borrower, is greater than $80,000,000.

                 "Titan Level 2" shall mean as of the date of determination thereof the state of facts where the Consolidated Indebtedness of the Borrower is equal to or less than $30,000,000 and Titan Indemnity's C&S, as certified in reasonable detail by the chief financial officer of the Borrower, is greater than $55,000,000 but less than or equal to $80,000,000.

                 "Titan Level 3" shall mean as of the date of determination thereof the state of facts where either the Consolidated Indebtedness of the Borrower is greater than $30,000,000 or Titan Indemnity's C&S, as certified in reasonable detail by the chief financial officer of the Borrower, is less than or equal to $55,000,000.

                 "Total Commitment" shall mean the aggregate amount of the Revolving Credit Commitments and the Term Loan Commitments of the Lenders.

                 "Total Adjusted Capital" shall mean with respect to either Titan Indemnity or Titan Insurance at the time of any determination thereof, the number which appears on page 22 (Five-Year Historical Data, first of two pages), line 25, column 1 of such company's most recently filed Convention Statement.

                 "WestPAC" shall mean Westchester Premium Acceptance Corporation and any successor thereto.

                 "WestPAC Credit Agreement" shall mean the Loan Agreement dated as of the date hereof among WestPAC, the Lenders and Dresdner Bank, AG, New York Branch, as Agent, as the same may be amended, extended, supplemented or otherwise modified from time to time.

                 SECTION 1.2. Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) each use in this Agreement of a singular version of a pronoun shall be deemed to include references to the plural, and vice versa, (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement, (c) references to "this section" or words of similar import shall be deemed to refer to the entire section and not to a particular subsection, and references to "hereunder", "herein" or words of similar import shall be deemed to refer to this entire Agreement and not to the particular section or subsection, and (d) references to line items on a company's Convention Statement shall be deemed changed to the appropriate line items in the event of a change in the format of such Convention Statements from that set forth in Exhibit E.


                                   ARTICLE II

                                   THE LOANS

                 SECTION 2.1 Revolving Credit Loans. (a) Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally agrees that it will, from time to time prior to the Credit Expiration Date, make Revolving Credit Loans to the Borrower. Anything contained herein to the contrary notwithstanding, no Lender shall be obligated in any manner to make any Revolving Credit Loan in a principal amount which together with the Revolving Credit Loans to be made by the other Lender on such day, would exceed the positive result of (i) the Revolving Credit Commitments of the Lenders, less (ii) the aggregate principal amount of all Revolving Credit Loans outstanding on the proposed date of the making of such Revolving Credit Loan, after giving effect to all proposed Revolving Credit Loans on such day. Not later than 1:00 P.M., New York City time, on the date of the proposed borrowing, each Lender shall make funds in respect of the Loan to be made by such Lender available to the Agent at account No. 108066 15 maintained by the Agent at its offices at 75 Wall Street, New York, New York (the "Agent's Account") for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 2:00 P.M., New York City time by disbursing such funds in Dollars to the Borrower in accordance with the disbursement instructions set forth in the Loan Request delivered to such Lender.

                 (b) Each Loan Request, to be effective, shall include a computation demonstrating compliance with the limits set forth in the second sentence of paragraph (a) hereof.

                 SECTION 2.2 Loan Requests. The Borrower shall in respect of all Revolving Credit Loans deliver to the Agent a written request, in substantially the form of Exhibit C to this Agreement (a "Loan Request") (i) for a Eurodollar Loan, not later than 11:00 A.M., New York City time, at least three Business Days prior to the date of the proposed borrowing and (ii) for a Base Rate Loan, not later than 10:00 A.M., New York City time, on the day of the proposed borrowing and the Agent shall promptly forward a copy of such Loan Request to each Lender. The Loan Request shall specify (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the principal amount of the Revolving Credit Loan to be made by each such Lender on that date, (iii) whether such Revolving Credit Loan is a Base Rate Loan or a Eurodollar Loan,
(iv) if a Eurodollar Loan, the Interest Period requested by the Borrower thereof or (which shall be one, two,three or six months), and (v) the disbursement instructions for the proceeds of such Revolving Credit Loan. Each Loan Request submitted by the Borrower shall be an affirmation by the Borrower that (x) the representations and warranties of the Borrower set forth in
Article VII of this Agreement are on the date of such Loan Request, and will be on the date of the proposed borrowing, true and correct as if made on and as of such dates (except to the extent any such representations or warranty relates solely to an earlier date), and (y) no Default or Event of Default shall have occurred and be continuing on such dates. Any Loan Request given pursuant hereto shall be irrevocable.

                 SECTION 2.3 Term Loans. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally agrees that it will
(a) on the Effective Date make a Term Loan to the Borrower in an amount equal to one-half of such Lender's Term Loan Commitment and (b) upon the delivery of a Loan Request by the Borrower three Business Days prior to the requested date of the proposed borrowing (which shall be on or prior to the Credit Expiration
Date), make a Term Loan to the Borrower in an amount equal to the remainder of such Lender's Term Loan Commitment. Each Term Loan made on the Effective Date shall initially be a Eurodollar Loan with an Interest Period of one month; provided, however, that the Borrower in accordance with Section 3.1(c) may convert Term Loans (or portions thereof in a minimum principal amount of $1,000,000 or integral multiples of $100,000 in excess thereof) from one type to another; provided, that no more than five Eurodollar Loans may be outstanding from each Bank at any one time. Not later than 1:00 P.M., New York City time, on the Effective Date and on the date of the proposed borrowing of the remaining Term Loan, respectively, each Lender shall make funds in respect of the Term Loan to be made by such Lender on such date available to the Borrower by disbursing such funds in Dollars to the Borrower in accordance with the disbursement instructions specified in writing to such Lender.

                 SECTION 2.4 Notes. Each Revolving Credit Loan or Term Loan made by a Lender shall be evidenced by, and recorded on, the applicable Note payable to such Lender. The Borrower hereby authorizes each Lender to make the appropriate notations on the schedule annexed to each Note payable to such Lender for purposes of recording any Loan made thereon and any payments or prepayments made with respect thereto (provided that any failure by a Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under any Note in respect of any Loan). The Borrower agrees that each notation made by a Lender on the schedule annexed to a Note shall be final and conclusive absent manifest error. The aggregate principal amount of the Revolving Credit Loans or Term Loans made by a Lender outstanding at any time shall constitute the principal amount owing on the applicable Note payable to such Lender at such time.

                 SECTION 2.5  Reductions of the Commitments.  (a) Subject to
Section 2.8, the Borrower may from time to time reduce the Revolving Credit Commitments of the Lenders by $1,000,000 or a multiple thereof upon two Business Days' written notice to the Agent (which shall promptly notify each Lender). Any such reduction shall be permanent and irrevocable and pro rata among the Lenders, provided that the amount of the aggregate Revolving Credit Commitments after giving effect to such reduction of the Revolving Credit Commitments shall at no time be less than the aggregate principal amount of all outstanding Revolving Credit Loans.

                 (b) Upon the occurrence of the Credit Expiration Date pursuant to Section 4.1 hereof, the Revolving Credit Commitments shall be reduced to zero. Upon the occurrence of the Effective Date, the Term Loan Commitments shall be reduced to one-half of their initial amounts, and upon the occurrence of the earlier of (i) the funding of the remainder of the Term Loans in accordance with Section 2.3 and (ii) the Credit Expiration Date with respect to the Term Loans, the Term Loan Commitments shall be reduced to zero.

                 (c)  After the effective date of any reduction pursuant to
Section 2.5(a) hereof, the term "Revolving Credit Commitment" shall mean the Revolving Credit Commitments of each Lender in effect immediately prior to such reduction less the amount of such reduction of the Revolving Credit Commitment.

                 SECTION 2.6 Mandatory Prepayments. If at any time the principal amount of outstanding Revolving Credit Loans shall exceed the aggregate Revolving Credit Commitments then the Borrower shall immediately prepay the Revolving Credit Loans in an amount equal to such excess.

                 SECTION 2.7 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, and neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

                 SECTION 2.8 Pro Rata Treatment. Each borrowing from the Lenders hereunder shall be made from the Lenders, each payment of the Commitment Fee or other fees and expenses under Section 11 hereof shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the Revolving Credit Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; the making, conversion and continuation of Loans of a particular type (other than Conversions provided for by Sections 5.1, 5.2 and 5.3 hereof) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Credit Commitments or Term Loan Commitments, as the case may be, and the then current Interest Period for each Loan of such type shall be coterminous; each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders; and each payment of interest on Loans by the Borrower shall be made for account of Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.


                                  ARTICLE III

                           TERMS APPLICABLE TO LOANS

                 SECTION 3.1 Payments and Prepayments. (a) Payments Generally. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower to the Lenders of the Agent hereunder and under each Note shall be made in accordance with
Section 2.8 hereof and in Dollars, in immediately available funds, to the Agent's Account. Such payments shall be made no later than 2:00 P.M., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each payment hereunder or under the Notes, specify to the Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or an Event of Default has occurred and is continuing, the Agent, may apply such payment to such type of Loan(s) or other amounts payable hereunder as it may elect in its sole discretion, but subject to Sections 2.8 and 3.1(g) hereof). If the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such due date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension; provided, that, with respect to Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, such due date shall be the next preceding Business Day.

                 (b) Borrower's Obligations Absolute. The Borrower's obligations to pay each Lender hereunder and under the Notes shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent any Lender.

                 (c) Optional Conversions. Subject to Section 2.8, the Borrower may, at its option, (i) on the last day of any Interest Period, convert a Eurodollar Loan into a Base Rate Loan, (ii) on the last day of any Interest Period, continue a Eurodollar Loan as a Eurodollar Loan, and (iii) on any Business Day, convert a Base Rate Loan into a Eurodollar Loan; provided, that, except as otherwise provided in this Agreement to the contrary, the Borrower shall deliver to the Agent (which will promptly send a copy to each Lender) a Notice of Conversion or Continuation by 11:00 A.M., New York City time, (A) in the case of clauses (ii) and (iii) above, not less than three Business Days prior to the date of each such conversion or continuation, and
(B) in the case of clause (i) above, on or prior to the date of such conversion. Each Notice of Conversion or Continuation shall specify (x) the amount of each Loan to be continued or converted, (y) the date of such continuation or conversion, and (z) the type of Loan to be continued or converted (and in the case of a conversion, the type of Loan to result from such conversion and, if such Loan is to be converted into a Eurodollar Loan, the Interest Period).

                 (d) Optional Prepayments. The Borrower may, at its option, without penalty or premium, (i) on the last day of any Interest Period, prepay all or any portion of the principal of the Eurodollar Loans, and (ii) on any Business Day, prepay all or any portion of the principal of the Base Rate Loans; provided, in each case, that except for prepayments made pursuant to
Section 2.6 hereof, any such prepayment, if a partial prepayment, shall be an integral multiple of $100,000 with a minimum amount of $500,000. The Borrower shall deliver to the Agent (which will promptly send a copy to each Lender) notice of such prepayment by 11:00 A.M., New York City time on such prepayment date, specifying the amount and type of each Loan to be prepaid on such date. Any prepayments of Term Loans under this Section 3.1(d) shall be applied to required principal repayments of the Term Loans under Section 3.1(e) in inverse order of maturity.

                 (e) Payments of Principal. (i) The aggregate outstanding principal amount of all Revolving Credit Loans, together with all accrued interest on such principal amount, shall be payable on the Commitment Expiration Date.

                 (ii) The principal amount of the outstanding Term Loans, together with all accrued interest on such principal amount to be so repaid, shall be payable in installments payable on each of the dates and in the amounts specified below:

                 Date                               Repayment
                 ----                               ---------
                 January 30, 1997                   $1,000,000
                 April 30, 1997                     $1,000,000
                 July 30, 1997                      $1,000,000
                 October 30, 1997                   $1,000,000
                 January 30, 1998                   $1,000,000
                 April 30, 1998                     $1,000,000
                 July 30, 1998                      $1,000,000
                 October 30, 1998                   $1,000,000
                 January 30, 1999                   $1,000,000
                 April 30, 1999                     $1,000,000
                 July 30, 1999                      $1,000,000
                 October 30, 1999                   $1,000,000
                 January 30, 2000                   $1,000,000
                 April 30, 2000                     $1,000,000
                 July 30, 2000                      $1,000,000
                 October 30, 2000                   $1,000,000
                 January 30, 2001                   $1,000,000
                 April 30, 2001                     $1,000,000
                 July 30, 2001                      $1,000,000
                 October 30, 2001 (final maturity)  $1,000,000


                 In the event that the aggregate outstanding principal amount of all Term Loans outstanding on the Credit Expiration Date therefor shall be less than $20,000,000, the foregoing repayment amounts shall each be reduced to an amount which bears the same relationship to $1,000,000 as such aggregate outstanding principal amount of the Term Loans bears to $20,000,000.

                 (f) Payment of Interest. (i) The Borrower hereby promises to pay to the Lenders interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof (a) during the periods such Loan is a Base Rate Loan, at the Base Rate plus the Applicable Margin Rate per annum and (b) during the periods such Loan is a Eurodollar Loan, at the Eurodollar Rate plus the Applicable Margin Rate per annum; provided, however, that after the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at the Post-Default Rate.

                 (ii) Notwithstanding the foregoing, the Borrower hereby promises to pay interest on any Loan or any installment thereof and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate.

                 (iii) Except as provided in the next sentence, accrued interest on each Loan shall be payable (x) in respect of each Base Rate Loan, quarterly, on the last Business Day of each calendar quarter, (y) in respect of each Eurodollar Loan on the last day of each Interest Period (and, if such Interest Period shall exceed three months, at three-month intervals following the first day of such Interest Period) and (z) in the case of all Loans together with each repayment of principal thereof. Interest payable at the Post-Default Rate shall be payable from time to time on demand of the Agent.

                 (g) Application of Payments. If the amount of any payment or prepayment received by a Lender in respect of a Loan is less than the principal of and interest accrued on such Loan and required to be paid on the date of payment or prepayment, the amount paid or prepaid on such Loan shall be applied by such Lender first to accrued interest and then to principal.

                 (h) Net Payments. (i) All payments made by the Borrower under this Agreement or any other Program Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities related thereto. If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Program Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or any such Lender shall be increased to the extent necessary to yield to the Agent or such Lender, as the case may be (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Program Documents.

Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Program Document, as promptly as possible thereafter, the Borrower shall send to each Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.

                 (ii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any other Program Document, any Taxes paid by the Agent, as the case may be, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such Taxes (including, without limitation, any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender, as the case may be, as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within three (3) days from the date the Agent or the affected Lender makes written demand therefor.

                 (iii) Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under its Notes, execute and deliver to the Borrower and the Agent, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Form 4224 or Form 1001 or such other forms or documents (or successor forms or documents), approximately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

                 SECTION 3.2 Payments by the Agent. Each payment received by the Agent under this Agreement for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, to such account as such Lender shall from time to time designate in writing to the Agent at least two (2) Business Days prior to any such payment.

                 SECTION 3.3 Maximum Interest. (a) Anything in this Agreement or the Note to the contrary notwithstanding, the interest rate on any Loan shall in no event be in excess of the maximum permitted by Applicable Law.

                 (b) It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provision of this Agreement), then, in the event, notwithstanding anything to the contrary in this Agreement or in any other Program Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender in respect of the Loans, this Agreement or under any of other Program Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if therefore paid shall be credited by such Lender on the principal amount of such indebtedness (or, to the extent that the principal amount of such the indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reasons of an Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of such indebtedness (or, to the extent that the principal amount of such indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of the Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this
Section 3.3 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been applicable to such lender if the total amount of interest had been computed without giving effect to this Section.

                 SECTION 3.4 Computations. Interest on all Loans and the Commitment Fee shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365/366 days, in the case of Base Rate Loans and the Commitment Fee, and a year of 360 days, in the case of Eurodollar Loans. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan. All computations made by the Agent or any Lender under this Agreement shall be conclusive absent manifest error.

                 SECTION 3.5 Minimum Amounts. Except for conversions made pursuant to Section 5.4 hereof, each borrowing or conversion of Loans shall be an integral multiple of $100,000 with a minimum amount of $500,000 (for Eurodollar Loans) or $250,000 (for Base Rate Loans) (borrowings or conversions of or into Loans of different types or with different Interest Periods, at the same time hereunder are to be deemed separate borrowings and conversions for purposes of the foregoing, one for each type). The maximum number of Interest Periods for Revolving Credit Loans which are Eurodollar Loans outstanding at any one time hereunder shall be five.

                 SECTION 3.6 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans (and accrued and unpaid interest thereon) shall be proportionately less than the unpaid principal portion of the Loans (and accrue and unpaid interest thereon) of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender so that the aggregate unpaid principal amount of the Loans (and accrued and unpaid interest thereon) and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its

Loans (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchased or adjustments shall be made pursuant to this Section 3.6 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation. The Borrower expressly consents to the foregoing arrangement.

                 SECTION 3.7 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is scheduled to make payment to the Agent or (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.


                                   ARTICLE IV

                                  TERMINATION

                 SECTION 4.1 Termination by the Borrower. The Borrower may terminate this Agreement and the Revolving Credit Commitment and Term Loan Commitment of each Lender upon not less than sixty (60) days prior written notice to each Lender and upon payment of all amounts owing to the Agent and each Lender hereunder, under each Note and under the other Program Documents.


                                   ARTICLE V


                        YIELD PROTECTION AND ILLEGALITY

                 SECTION 5.1 Additional Costs. (a) The Borrower shall pay directly to each Lender from time to time immediately upon demand such amounts as the Lender may determine to be necessary to compensate it (or any Booking Office) for any costs incurred by such Lender (or any Booking Office) or any reduction of the rate of return on assets or equity of such Lender (or any Booking Office) to a level below that which such Lender (or any Booking Office) could have achieved, which it determines are attributable to its making or maintaining of any Loans hereunder or its obligation to make or maintain any Loans hereunder, or any reduction in any amount receivable by such Lender (or any Booking Office) hereunder in respect of any Loans or such obligation (such increases in costs and reductions in amounts receivable or rate of return being herein called "Additional Costs"), resulting from any Regulatory Change which
(i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note payable to it (other than taxes imposed on the overall net income of such Lender unless such tax is imposed solely as a result of the transactions contemplated by the Program

Documents); (ii) imposes or modifies any reserve, special deposit, capital adequacy, capital maintenance or similar requirements, or results in any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by such Lender (or any Booking Office) or such Lender's holding company with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) or with any such authority, central bank or comparable agency, other than such reserves as are included in the determination of the Eurodollar Rate; or (iii) imposes any other condition affecting such Lender's return under this Agreement (or any of such extensions of credit or liabilities). Each Lender will notify the Borrower of any event which will entitle such Lender to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, that the failure of any Lender to so notify the Borrower shall not affect the obligations of the Borrower hereunder in respect of such Additional Costs. Each Lender will furnish the Borrower with a notice setting forth the basis and amount of each request by such Lender for compensation under this
Section 5.1(a).

                 (b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Lender becomes subject to restrictions on the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans, then, if such Lender so elects by notice to the Borrower, the obligation of the Lender to make, and to convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Eurodollar Loans held by such Lender then outstanding shall be converted into Base Rate Loans in accordance with Section 5.4 hereof).

                 (c)  Determinations by a Lender for purposes of this Section
5.1 of the effect of any Regulatory Change on its costs of making or maintaining the Loans, the Commitment or on amounts receivable by it hereunder or under any Note, and of the additional amounts required to compensate such

Lender in respect of any Additional Costs, shall be conclusive absent manifest error.

                 SECTION 5.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Loan for any Interest Period therefor:

                          (a) a Lender determines in good faith (which determination shall be conclusive) that the rate of interest which appears on the Telerate Page or the quotations of interest rates for the relevant deposit referred to in the definition of the Eurodollar Rate in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Loan as provided in this Agreement; or

                          (b) a Lender determines in good faith (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of the Eurodollar Rate in Section 1.1 hereof upon the basis of which the rate of interest for such Eurodollar Loan for such Interest Period is to be determined do not accurately reflect the cost to such Lender of making or maintaining such Eurodollar Loan for such Interest Period;

then such Lender shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, (i) the Lenders shall be under no obligation to make Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans,
(ii) each request for a Eurodollar Loan from the Lenders shall instead be deemed to be a request for a Base Rate Loan, and (iii) and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with Section 5.4 hereof.

                 SECTION 5.3 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for a Lender or its Booking Office to (a) honor its obligation to make Eurodollar Loans hereunder, or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof, and such Lender's obligation to make Eurodollar Loans and to convert

Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans, and such Lender's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 5.4 hereof.

                 SECTION 5.4 Certain Conversions. If a Eurodollar Loan (such Eurodollar Loan being herein called "Affected Loan") is to be converted pursuant to Sections 5.1, 5.2 or 5.3 hereof, such Affected Loan shall be automatically converted into a Base Rate Loan on the last day(s) of the then current Interest Period for the Affected Loan (or, in the case of a conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower) and, unless and until the Lender gives notice that the circumstances specified in Sections 5.1, 5.2 or 5.3 hereof which gave rise to such conversion no longer exist, to the extent that the Affected Loan has been so converted, all payments and prepayments of principal which would otherwise be applied to the Affected Loans shall be applied instead to its Base Rate Loans.

                 SECTION 5.5 Compensation. The Borrower shall pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                          (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender on a date other than the last day of an Interest Period for such Eurodollar Loan; or

                          (b) any failure by the Borrower to borrow, convert or prepay a Eurodollar Loan held by such Lender on the date for such borrowing, conversion or prepayment specified in the relevant Loan Request, Notice of Conversion or Continuation or notice of prepayment delivered under Section 3.1(d) hereof, respectively;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Eurodollar Loan provided for herein over (ii) the interest component (as reasonably determined by such Lender) of the amount (as reasonably determined by such Lender) such Lender would have bid in the Eurocurrency market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                 Each borrowing of a Loan pursuant to this Agreement may be made only if the following conditions precedent are met and each request for a Loan shall constitute a representation and warranty that such conditions precedent have been met:

                 SECTION 6.1 No Default. On the date of each borrowing, no Default or Event of Default shall have occurred or be continuing on such date.

                 SECTION 6.2 Opinions of Counsel. On or prior to the date of the initial borrowing, each Lender shall have received:

                 (a) the favorable written opinion of counsel to the Borrower and WestPAC, addressed to and satisfactory in form, scope and substance to the Lenders; and

                 (b) such other opinions as may be reasonably requested by the Lenders or counsel for the Lenders.

                 SECTION 6.3 Other Supporting Documents. On or prior to the date of the initial borrowing, the Borrower shall deliver, or cause to be delivered, to each Lender:

                 (a) this Agreement, executed by each of the parties hereto, together with all schedules hereto;

                 (b)      an executed Pledge Agreement;

                 (c) executed Notes for the Revolving Credit Loans and the Term Loans, payable to such Lender;

                 (d) good standing certificates as of dates no more than twenty days prior to the date of such initial borrowing, with respect to each of the Borrower and each Subsidiary, from the Secretary of State of the States of Texas and Michigan;

                 (e) a certificate of the Secretary or an Assistant Secretary and President or Chief Financial Officer of the Borrower substantially in the form attached hereto as Exhibit B, appropriately completed;

                 (f) a certificate of the Secretary or an Assistant Secretary and President or Chief Financial Officer of WestPAC substantially in the form attached hereto as Exhibit B, appropriately completed;

                 (g) original stock certificates representing all of the issued and outstanding shares of stock of Titan Indemnity, together with stock powers executed by the Borrower in blank and irrevocable proxy relating thereto, as provided in the Pledge Agreement;

                 (h) a copy of the consolidated annual audited financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1995 including therein the consolidated balance sheet of the Borrower and such Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows of the Borrower and such Subsidiaries for such year, certified by the Borrower's independent accountants as fairly presenting the financial position and the results of operations of the Borrower and such Subsidiaries as at and for such year and as having been prepared in accordance with GAAP;

                 (i)      the Guarantee, duly executed by WestPAC; and

                 (j) such other documents as any Lender, or counsel for any Lender, may reasonably request.

                 SECTION 6.4 Control of the Borrower. The Borrower shall own, directly or indirectly, 100% of the then outstanding Capital Stock of WestPAC, Titan Indemnity and Titan Insurance.

                 SECTION 6.5 Loan Request. The Borrower shall have delivered to each Lender a Loan Request complying with the provisions of Section 2.2 or 2.3, as applicable.

                 SECTION 6.6 Fees Paid. There shall have been paid to each Lender the fees due and payable to each Lender under Section 11 hereof on the date or through the date of such borrowing or 2.3, as applicable.

                 SECTION 6.7 Representations and Warranties. The representations and warranties of each of the Borrower and WestPAC set forth in the Program Documents shall be true and correct in all respects except to the extent any such representation or warranty relates solely to an earlier date.

                 SECTION 6.8 Existing Agreement. Concurrently with the initial borrowing, arrangements satisfactory to each Lender shall have been made to repay in full all Indebtedness evidenced by the Existing Agreement and to release (or assign to the Agent) all Liens granted by the Borrower to secure such Indebtedness.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to each Lender on the date hereof and on each borrowing of a Loan that:

                 SECTION 7.1 Organization, Powers, etc. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification. The Borrower has all requisite corporate power and authority to conduct its business as contemplated to be conducted, to own its properties and to execute, deliver, and perform all of its obligations under this Agreement and the other Program Documents to which it is a party.

                 SECTION 7.2 Corporate Authority, etc. The execution, delivery and performance by the Borrower of this Agreement and the other Program Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise), on its part and do not and will not
(i) violate any provision of any Applicable Law or of its certificate of incorporation or by-laws, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties are bound, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, Lien, security interest or other charge or encumbrance of any nature upon or with respect to any of its properties except as otherwise provided by this Agreement and the Pledge Agreement; nor is it in violation of any Applicable Law or in default under any such indenture, agreement, lease or instrument.

                 SECTION 7.3 Government Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement and the other Program Documents to which it is a party.

                 SECTION 7.4 Government Regulation. The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, or any other federal or state statute or regulation which limits the ability of the Borrower to incur indebtedness or the ability of the Borrower or WestPAC to consummate the transactions contemplated by this Agreement and the other Program Documents.

                 SECTION 7.5 Valid and Binding Obligations. This Agreement and the other Program Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

                 SECTION 7.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower, the business or any property of any of them, or involving the legality, validity or enforceability of any Program Document at law or in equity before any Governmental Authority, which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower.

                 SECTION 7.7 Use of Proceeds. No part of the proceeds of any Loan will be used to purchase or carry any

"margin stock" (as defined in Federal Reserve Regulation U) or to extend credit to others for such purpose. The Borrower does not engage in, nor have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock.

                 SECTION 7.8 Accuracy of Information. All information, financial or otherwise, written or verbal, furnished or to be furnished at any time by or on behalf of the Borrower to any Lender is and will be true, complete and accurate in all material respects as of its date, and does not or will not contain any untrue statement of a material fact or omit to state a material fact as of such date.

                 SECTION 7.9 Accuracy of Representations and Warranties. The representations and warranties of the Borrower contained in each Program Document to which it is a party are and will be true and correct as of the date given.

                 SECTION 7.10 Financial Position. The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related statements of income and shareholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, audited by its independent accountants, copies of which have been furnished to the Lenders, present the consolidated financial position of the Borrower and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

                 SECTION 7.11 Pledge of Shares. The Agent on behalf of each Lender, pursuant to the Pledge Agreement and the actions taken hereunder, holds a valid, perfected and first priority security interest in the Pledged Shares free and clear of all Liens.

                 SECTION 7.12 Title to Pledged Shares. The Borrower has legal title to all of the Pledged Shares, free and clear of all Liens, except as contemplated by the Pledge Agreement.

                 SECTION 7.13 Tax Returns. Except for taxes being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established, the Borrower (i) has filed all federal tax returns and state tax returns for the state in which it is incorporated and the state in which it has its principal place of business, and all other state and local tax returns required to be filed by it, and (ii) has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. There are no federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of execution of this Agreement relating to the Borrower, whether incurred in respect of or measured by the income of the Borrower, which are required to be reflected in accordance with GAAP in the financial statements delivered pursuant to Section 7.10 and have not been so reflected, and there are no claims pending, proposed or, to the best of the Borrower's knowledge, threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such financial statements.

                 SECTION 7.14 ERISA. Each Plan of the Borrower is in compliance with all of the applicable provisions of ERISA, and each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No Plan of the Borrower has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA with respect to any Plan which could give rise to a Lien in favor of the PBGC, other than liability for the payment of premiums, all of which have been timely paid when due in accordance with Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability, within the meaning of Section 4201 of ERISA, (iii) is subject to any Lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA, or (iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings.

                 SECTION 7.15 No Material Adverse Change. Since December 31, 1995, there has occurred no event which has or had, or could have, a material adverse effect upon the business, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrower or WestPAC, or upon the ability of the Borrower or

WestPAC to perform their respective obligations under this Agreement or the other Program Documents to which either of them is a party or upon the ability of the Agent or any Lender to enforce this Agreement or the other Program Documents.

                 SECTION 7.16 Compliance with Laws. (a) The Borrower is in compliance in all material respects with all Applicable Laws; and

                 (b) The Borrower and each Subsidiary of the Borrower is in compliance in all material respects with all Applicable Laws;

except in each case where the failure to so comply would not have a material adverse effect on the Borrower.

                 SECTION 7.17 Franchises, Licenses. The Borrower and its Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable them to conduct their respective businesses as currently being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority.

                 SECTION 7.18 No Default. The Borrower is in compliance with all of the terms and provisions contained herein and in the other Program Documents to which it is a party and no Default or Event of Default has occurred and is continuing.

                 SECTION 7.19 Capital Stock. The Borrower owns, beneficially and of record, 100% of the issued and outstanding Capital Stock of Titan Indemnity, and Titan Indemnity owns, beneficially and of record, 100% of the issued and outstanding Capital Stock of Titan Insurance and WestPAC.

                 SECTION 7.20 Trade Names, etc. The Borrower (a) does not conduct or transact, nor has it ever conducted or transacted, business in any jurisdiction under any assumed name, fictitious name, trade name, alternate corporate name or other like name (each a "Trade Name"), and (b) has not made any filing or application with or otherwise sought the approval of any Governmental Authority with respect to the use by the Borrower of a Trade Name in any jurisdiction. The Borrower has not at any time (i) incurred any under any Trade Name, (ii) granted any security interest or permitted or suffered any Lien to exist against the Borrower or any portion of its assets or property, whether real or personal (including, without limitation, any of the Pledged Shares) under any Trade Name, (iii) executed or filed any financing statement as a debtor under the Uniform Commercial Code as in effect in any jurisdiction under any Trade Name, except pursuant to this Agreement or the Pledge Agreement, or (iv) had any judgment entered or rendered against it under any Trade Name.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

                 The Borrower covenants and agrees with the Agent and each Lender that from and after the Effective Date and so long as this Agreement shall remain in effect or any Loans or any other amounts owing under this Agreement or any Program Document shall be unpaid, it shall:

                 SECTION 8.1 Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes imposed upon it or such Subsidiary or upon its or such Subsidiary's income or profits, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a Lien or charge upon any of its or such Subsidiary's assets; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any taxes which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established.

                 SECTION 8.2 Preservation of Corporate Existence. Continue to engage, and cause each of is Subsidiaries to continue to engage, in business of the same general type as now conducted and preserve and maintain its existence in the jurisdiction of its incorporation, and its rights, franchises and privileges material to the conduct of its business as now being conducted, and qualify and remain qualified as a foreign corporation or entity in each jurisdiction in which such qualification is necessary in view of its business operations or the ownership of its properties.

                 SECTION 8.3 Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all Applicable Laws of any Governmental Authority.

                 SECTION 8.4 Inspection Rights. At any time and from time to time during normal business hours permit the Lenders or any agents or representatives thereof, to examine and make copies of the records and books of account of the Borrower and its Subsidiaries and to visit its properties, and to discuss its affairs, finances and accounts with any of its authorized agents or officers.

                 SECTION 8.5 Maintenance of Approvals, Filings and Registrations. At all times maintain in effect, renew and comply with, and cause each of its Subsidiaries to maintain in effect, renew and comply with, all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary or appropriate under any Applicable Law (i) for the execution, delivery and performance of the Program Documents, (ii) to make the Program Documents legal, valid, binding and enforceable against the Borrower and WestPAC, and (iii) to conduct its business.

                 SECTION 8.6 Reporting Requirements. Furnish or cause to be furnished to the Agent with sufficient copies for each Lender:

                 (a) as soon as available, but, in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual audited consolidated financial statements for the Borrower and its Subsidiaries for such year, including therein the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such year, or statements providing substantially similar information, in each case certified without qualification by an independent public accountant of recognized national standing as fairly representing the financial position and results of operation of the Borrower and its Subsidiaries as at and for the year ending on its date and having been prepared in accordance with GAAP; and

                 (b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through such date, certified by a responsible officer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries in all material respects as at and for the quarter ending on its date and as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                 (c) concurrently with the delivery of the financial statements referred to in Sections 8.6(a) and (b) above, (i) a certificate of a duly authorized officer of the Borrower stating that such officer has reviewed the terms of this Agreement and the other Program Documents to which the Borrower is a party and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such certificate, of any Default or Event of Default except as specified in such certificate and (ii) a certificate of the chief financial officer of the Borrower demonstrating in detail satisfactory to the Agent compliance by the Borrower and its Subsidiaries with the financial covenants set forth in Section 8.12 and 8.17 hereof;

                 (d) promptly and in any event within five (5) Business Days after the same are publicly available, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower, the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any securities exchange or any state insurance regulatory agencies; and

                 (e) such other information with respect to the business, condition or operations of the Borrower, WestPAC or any of their respective Subsidiaries, financial or otherwise, as the Agent or any Lender may from time to time reasonably request.

                 SECTION 8.7 Performance of Agreements. Duly and punctually pay and perform each of its obligations under this Agreement and the other Program Documents.

                 SECTION 8.8 Notices. Promptly give notice to the Agent and each Lender of:

                 (a)      the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any contractual obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding to which the Borrower or any of its Subsidiaries is a party, including any which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries;

                 (c) of the occurrence of any event which could have a material adverse effect upon the business, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrower or any of its Subsidiaries, or upon the ability of the Borrower or WestPAC to perform its respective obligations under this Agreement or any other Program Document to which it is a party;

                 (d) any material regulatory action with respect to the Borrower or any Subsidiary, together with a copy of any notice of such action, within ten days after such action is taken or such notice given;

                 (e) the release of the triennial examination of the Borrower and each of its Subsidiaries that is an insurance company, together with a copy of that report, within 30 days after the release of such report;

                 (f) the lowering of any claims paying rating assigned to any Subsidiary by any of A.M. Best, Standard & Poor's Rating Group or Moody's Investors Service, Inc. within five days after such lowering; and

                 (g) any agreement reached that involves the sale or merger of the Borrower or the Borrower's acquisition of any Person or book of business.


Each notice pursuant to this subsection shall be accompanied by a statement of a responsible officer setting forth details of the occurrence referred to therein and stating what action are being taken with respect thereto.

                 SECTION 8.9 Books and Records. Keep, and cause its Subsidiaries to keep, adequate records and books of account, in which complete entries are to be made reflecting its business and financial transactions and its performance under the Program Documents, such entries to be made in accordance with GAAP (or, in the case of Subsidiaries which are insurance companies, statutory accounting principles) as in effect in the United States consistently applied in the case of financial transactions or as otherwise required by Applicable Laws.

                 SECTION 8.10 Further Assurances. As from time to time requested by the Agent or any Lender, at the cost and expense of the Borrower, execute and deliver to the Agent and each Lender all such documents and instruments and do all such other acts and things as may be reasonably required to enable the Agent and each Lender to exercise and enforce its rights under this Agreement, and record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or desirable to validate, preserve and protect the position of the Agent and each Lender under the Program Documents.

                 SECTION 8.11 Other Agreements. Comply in all respects with all indentures, loan or credit agreements and any other agreement, lease or instrument to which the Borrower is a party.

                 SECTION 8.12  Financial Covenants.

                 (a) Interest Coverage Ratio. Maintain the ratio of Net Available Cash Flow of the Borrower to Interest Expense for the Borrower, calculated at the end of the most recently concluded calendar quarter, at a level equal to or greater than:

               (i) during the period from the date hereof through July 31, 1998, 3.2 to 1; and

              (ii)        from and after August 1, 1998, 6.0 to 1.

                 (b) Total Debt Service Ratio. Maintain the ratio of Net Available Cash Flow of the Borrower to the sum of Interest Expense plus scheduled quarterly principal repayments on all Indebtedness of the Borrower during the immediately preceding four calendar quarters at a level equal to or greater than:

               (i) during the period from the date hereof through July 31, 1998, 1.1 to 1; and

              (ii)        from and after August 1, 1998, 1.35 to 1.

                 (c) Consolidated Earnings. Maintain Consolidated Net Earnings of the Borrower, calculated as of the end of each fiscal year of the Borrower, of an amount equal to or greater than:

               (i) for the fiscal years ending December 31, 1996 and 1997, $10,000,000; and

              (ii)        for all succeeding fiscal years, $18,000,000.

                 (d) Titan Indemnity Earnings. Maintain the Net Earnings for Titan Indemnity, calculated as of the end of each fiscal year of Titan Indemnity, at an amount equal to or greater than:

               (i) for the fiscal years ending December 31, 1996 and 1997, $4,000,0000; and

              (ii)        for all succeeding fiscal years, $6,000,000.

                 (e) Titan Insurance Earnings. Maintain the Net Earnings for Titan Insurance, calculated as of the end of each fiscal year of Titan Indemnity, at an amount equal to or greater than:

               (i) for the fiscal years ending December 31, 1996 and 1997, $5,000,000; and

              (ii)        for all succeeding fiscal years, $8,000,000.

                 (f) Minimum Risk-Based Capital. At the end of each calendar year maintain the Minimum Risk-Based Capital (i) for Titan Indemnity at a rate greater than 300% and (ii) for Titan Insurance at a rate greater than 250%.

                 (g) Consolidated Equity. At all times maintain the Consolidated Equity of the Borrower at an amount greater than $55,000,000.

                 (h) Capacity Utilization Ratio. At the end of each calendar quarter maintain the Capacity Utilization Ratio (i) of Titan Indemnity at less than 1.5 and (ii) of Titan Insurance at a level less than 3.0.

                 (i) Expense Ratio. At the end of each calendar quarter (calculated for such calendar quarter only, except for any calendar quarter ending December 31, which shall be calculated for the calendar year ending such date) maintain the Expense Ratio for Titan Indemnity and for Titan Insurance at less than 40%.

                 (j) Combined Ratio. At the end of each calendar quarter (calculated for such calendar quarter only, except for any calendar quarter ending December 31, which shall be calculated for the calendar year ending such date) maintain the Combined Ratio (i) for Titan Indemnity at a rate less than 100%, except that such ratio may be greater than 100% during an aggregate of four calendar quarters during the term of this Agreement, but in no event shall be greater than 140%, and (ii) for Titan Insurance at a rate less than 100%, except that such ratio may be greater than 100% during an aggregate of four calendar quarters during the term of this Agreement, but in no event shall be greater than 105%.

                 (k) Minimum C&S. At all times maintain the C&S of Titan Indemnity at an amount in excess of $45,000,000.

                 Section 8.13 Maintenance of Ratings. Ensure that at all times Titan Indemnity and Titan Insurance shall maintain ratings from A.M. Best
(a) in the case of Titan Insurance, of B+ or higher and (b) in the case of Titan Indemnity, of A- or higher, provided, in the case of Titan Indemnity's rating, so long as such rating is at least B+, the Borrower shall not be deemed in default under this covenant if such rating is below A- but is B+ or better for an aggregate period of one year or less.

                 Section 8.14 Maintenance of Reinsurance. Cause each of Titan Indemnity and Titan Insurance to obtain and maintain reinsurance from reputable reinsurance companies at such levels and pursuant to such policies as may be reasonably consistent from time to time with the practices of a prudent insurance company.

                 Section 8.15 IRIS Tests. Ensure that each of Titan Indemnity and Titan Insurance shall pass at least 8 of the 11 tests performed by IRIS during each fiscal year of each such company.

                 Section 8.16 Asset Quality Maintenance. Ensure that each of Titan Indemnity and Titan Insurance shall comply with the following requirements with respect to their assets:

                 (a) with respect to investments consisting of mortgages on real property held by either such company:

                        (i) mortgage investments shall not constitute more than 20% of the value of such company's GIA;

                       (ii) no more than 10% in principal amount of mortgage investment held by such company shall be delinquent by more than three months in payment or otherwise in default; and

                      (iii) no one mortgagee (together with any Affiliates of such mortgagee) shall account for more than 5% of the value of such company's GIA;

                 (b) with respect to bonds held by either such company, as reported under the heading "Bonds" on Schedule D of such company's most recently-filed Convention Statement,

                        (i) 85% in principal amount of such bonds shall be rated in NAIC Classes 1 or 2;

                       (ii) no more than 15% in principal amount of such bonds shall be rated in NAIC Classes 3 or 4;

                      (iii) no more than 5% in principal amount of such bonds shall be rated in NAIC Classes 5 or 6;

                       (iv) no one non-governmental issuer (together with any Affiliates of such issuer) shall account for more than 5% of the outstanding principal amount of all bonds held by such company;

                        (v) structured financial instruments, such as collateralized mortgage obligations, shall not exceed 10% of the value of such company's GIA; and

                       (vi) loan-backed bonds shall not exceed 10% of the value of such company's GIA; and

                 (c) with respect to equity securities held by either such company,

                        (i) the market value of all equity securities issued by entities which are not Affiliates of such company shall not exceed 20% of the value of such company's GIA;

                       (ii) the market value of all equity securities issued by any one entity (together with those of any Affiliate of such entity) which are not Affiliates of such company shall not exceed 5% of the value of such company's GIA; and

                      (iii) the market value of all equity securities issued by Affiliates of such company shall not exceed 150% of such company's C&S.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

                 The Borrower covenants and agrees with the Agent and each Lender that, from and after the Effective Date and so long as this Agreement shall remain in effect or Loans or any other amounts owing under this Agreement or any other Program Document shall be unpaid, it shall not, directly or indirectly:

                 SECTION 9.1 Use of Proceeds. Use the proceeds of the Loans for any purpose other than to pay fees and transaction expenses incurred in connection with the transactions contemplated by the

Program Documents and provide funds for general corporate purposes in accordance with the terms of this Agreement.

                 SECTION 9.2 Prohibition of Fundamental Changes. Wind-up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), whether in one or a series of transactions, all or substantially all of its assets, or permit any of its Subsidiaries to do any of the foregoing; provided, that Titan Indemnity and Titan Insurance shall be permitted to make intercompany asset transfers not exceeding 10% of such company's surplus computed in accordance with statutory accounting principles during any fiscal year of such company.

                 SECTION 9.3 Business. Make or permit any change in the character of its or its Subsidiaries' business or operations which could adversely affect to rights and remedies of the Agent or the Lenders under the Program Documents.

                 SECTION 9.4 Liens. Contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of the Pledged Shares except as provided for in the Pledge Agreement.

                 SECTION 9.5 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, make any sale to, make any purchase from, make payment (including, without limitation, any management fee payment) for services rendered by, or enter into any other transaction with, any Affiliate unless as a whole such sales, purchases, payments and other transactions are (at the time such sale, purchase, rendition of services, or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Borrower or such Subsidiary; provided, that this
Section 9.5 shall not prohibit or restrict (a) intercompany agency commissions,
(b) sales of receivables from WestPAC to Titan Indemnity,

(c) any intercompany loans among the Borrower and its Subsidiaries not aggregating in excess of $50,000 at any time and (d) loans to officers and directors of the Borrower or any Subsidiary not exceeding $50,000 to any one such person or $500,000 in the aggregate at any time, except for the loan to the principal shareholder of the Borrower outstanding on the date hereof, as reflected on the December 31, 1995 consolidated financial statements of the Borrower and its Subsidiaries.

                 SECTION 9.6 Dividends to the Borrower by Subsidiaries. The Borrower will not permit any Subsidiary to issue any securities or enter into any agreements (other than with or as required by applicable regulatory authorities) that will either (i) limit such Subsidiary's ability to declare or pay or set apart any funds for the payment of any dividend or make any distribution to the Borrower or (ii) prevent such Subsidiary from paying to the Borrower the entire amount available to be paid as dividends or distributions by such Subsidiary; provided, that in no event shall any Subsidiary be permitted to transfer assets to the Borrower or another Subsidiary in excess of such Subsidiary's surplus (computed in accordance with statutory accounting principles).

                 SECTION 9.7 Statutory Surplus. The Borrower shall not permit the capital and surplus, as defined in Article 2.02 of the Texas Insurance Code or Chapter 500.410 of the Michigan Insurance Code of 1956, of any insurance company Subsidiary to be less than the minimum amount required under any applicable insurance law to which it is subject.

                 SECTION 9.8 Indebtedness. Incur any Funded Debt in excess of $1,000,000 outstanding at any one time, except for the Indebtedness in respect of the Airplane Lease.


                                   ARTICLE X

                               EVENTS OF DEFAULT

                 SECTION 10.1 Events of Default. In case of the happening of any of the following events (herein sometimes called "Events of Default"):

                 (a) the principal amount of any Loan or any Note, any interest payable thereon, the Commitment Fee or any other fees or expenses related to this Agreement or the transactions contemplated hereby or any other amount payable under this Agreement shall not be paid in full on the date due and payable and, in the case of a default in the payment of interest, Commitment Fee or any other fees and expenses, such default shall continue unremedied for a period of five days; or

                 (b) any representation or warranty made or deemed to be made or reaffirmed by the Borrower or any other Person herein or in any Program Document, certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith, shall prove to have been incorrect when made or deemed made; or

                 (c) (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 8.12, 8.13 or 8.15 or in Article IX of this Agreement, or (ii) the Borrower or WestPAC shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Program Document and not otherwise constituting an Event of Default hereunder, and such default shall continue unremedied for a period of 30 days; or

                 (d) any Program Document shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void or the validity or enforceability thereof shall be contested by the Borrower or WestPAC, or either the Borrower or WestPAC shall deny that it has any or further liability or obligation thereunder; or

                 (e) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) commence a voluntary case under, or file a petition seeking to take advantage, of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any allegations, or any petition filed, against it in an involuntary case under such Federal Bankruptcy Code or other law, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (f) a proceeding or case shall be commenced without the application or consent of the Borrower or any Subsidiary of any of them in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of the Borrower or any Subsidiary, (ii) the appointment of a trustee, receiver, custodian, liquidator, supervisor or the like of the Borrower or any Subsidiary or of all or any substantial part of their respective assets or (iii) similar relief in respect of the Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty consecutive days, or an order for relief against the Borrower or any Subsidiary shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied in respect of an obligation (alleged or otherwise) of the Borrower or any Subsidiary against a substantial part of its respective properties and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within thirty days after its issue or levy; or

                 (g) the Borrower or any Subsidiary shall fail to pay when due any amount in respect of any in excess of $500,000 in the aggregate for money borrowed or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by such Person or any other event shall occur or any condition shall exist in respect of any such the effect of which is to cause (or permit any holder thereof or a trustee to cause), without giving effect to the giving of notice or the lapse of time, or both, such to become due prior to its stated maturity; or

                 (h) The Borrower shall not directly or indirectly own 100% of all of the outstanding Capital Stock of Titan Indemnity, Titan Insurance or WestPAC;

                 (i) the occurrence of and continuation of an Event of Default as defined in the WestPAC Credit Agreement; or

                 (j) the lien of the Pledge Agreement in favor of the Agent shall cease to be a valid assignment of, and valid and perfected first priority lien upon and security interest in, the Pledged Shares, as security for the repayment of the Borrower's obligations under this Agreement, or such lien shall cease to be valid as against creditors of the Borrower; or

                 (k) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against the Borrower or any Subsidiary (exclusive of any judgment amount fully covered by insurance where the insurer has admitted liability in respect of such judgment amount), and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof; or

                 (l) a Termination Event shall have occurred with respect to a Plan, resulting in the imposition of liability against the Borrower or any Subsidiary; or

                 (m) the Guarantee shall cease to be in full force and effect, or the Guarantor shall so assert; or

                 (n) the Borrower or any of its Subsidiaries that is an insurance company shall cease to be permitted to engage in business in any Material Jurisdiction; or

                 (o) any action is taken by the insurance department or other insurance regulatory agency in any state for supervision over or the suspension, rehabilitation or liquidation of the Borrower or any Subsidiary;

then, at any time after the occurrence of such event, the Majority Lenders may direct the Agent to take one or more of the following actions: (i) direct the Agent to give notice

(which may be telephone notice confirmed in writing) to the Borrower of the occurrence of an Event of Default, and the date of the giving of such notice shall become the Credit Expiration Date and each Lender's obligation to make Loans shall be terminated; (ii) direct the Agent to by notice to the Borrower (except that in the case of the occurrence of any Event of Default described in Section 10.1(e) or 10.1(f), no such notice shall be required and such termination and acceleration shall be automatic) declare the unpaid principal amount and interest under the Notes, the Loans and all other amounts payable to the Lenders and the Agent by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding; and (iii) any and all other and further acts and actions which the Agent or the Lenders may take pursuant to the Pledge Agreement or under the UCC or other Applicable Law.


                                   ARTICLE XI

                                      FEES

                 SECTION 11.1 Fees. As consideration for incurring the obligation to make the Loans, the Borrower shall pay to the Agent (a) the fees in the amounts and at the times set forth in a separate letter agreement between the Agent and the Borrower and (b) for the account of each Lender a fee (the "Commitment Fee"), from and including the Effective Date to but excluding the Credit Expiration Date, at the per annum rate of the applicable Commitment Fee Percentage on the average daily unused portion of the aggregate Revolving Credit Commitments. The Commitment Fee is payable in arrears quarterly on the last Business Day of each of March, June, September and December, commencing September 30, 1996, and on the Credit Expiration Date.

                 SECTION 11.2 Expenses. The Borrower shall pay not later than five (5) days after its receipt of a statement therefor, the reasonable fees and out-of-pocket expenses of counsel to the Agent incurred in connection with the preparation of this Agreement and the other Program Documents, whether or not the transaction hereby or thereby contemplated shall be consummated. The Borrower shall also pay, not later than five (5) days after its receipt of a statement therefor, all reasonable out-of-pocket costs and expenses incurred by the Agent and any Lender (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent) in connection with any waivers, amendments or extensions with respect to this Agreement and the other Program Documents. The Borrower will also pay all costs and expenses incurred by the Agent and any Lender (including the fees and out-of-pocket expenses of counsel) in connection with the enforcement and protection of the rights of the Agent and such Lender, as the case may be, in connection with this Agreement and the other Program Documents.

                 SECTION 11.3 Invoices for Fees. The Lender shall from time to time submit to the Borrower for payment invoices for fees under this Agreement when the same shall become due and payable and for any costs and expenses incurred by the Lender in connection with this Agreement and the transactions contemplated hereby.


                                  ARTICLE XII

                                INDEMNIFICATION

                 SECTION 12.1 Indemnification by Borrower. Without limiting any other rights which the Agent and each Lender and its officers, directors, employees, agents and affiliates may have hereunder or under Applicable Law, the Borrower, hereby agrees to indemnify such parties and hold them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements) incurred by any of them arising out of or resulting from the transactions contemplated by this Agreement and the other Program Documents (other than in respect of any of the foregoing arising out of the gross negligence or willful misconduct of the Agent and such Lender, as the case may be), including, without limitation:

                 (a) the reliance by the Agent or such Lender on any representation or warranty made by the Borrower or WestPAC (or any of their respective officers) under or in connection with this Agreement or any other Program Document which was incorrect when made;

                 (b) the failure by the Borrower or WestPAC, as the case may be, to comply with any covenant set forth in this Agreement or in any other Program Document to which the Borrower or WestPAC, respectively, is a party;

                 (c) the failure to establish and maintain the lien of the Pledge Agreement in favor of the Agent as a valid assignment of, and valid and perfected first priority lien upon and security interest in, the Pledged Shares, as security for the repayment of the Borrower's obligations under this Agreement, or the failure of such lien to be valid as against creditors of the Borrower; or

                 (d)      the use of proceeds of the Loans.


If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section which is permissible under applicable law.


                                  ARTICLE XIII

                                   THE AGENT

                 SECTION 13.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Program Documents with such powers as are delegated to the Agent by the terms of this Agreement and of the other Program Documents, together with such other powers as reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 hereof shall include reference to its Affiliates and its own affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Program Documents, and shall not by reason of this Agreement or any other Program Documents be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Program Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Program Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Program Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collected proceedings hereunder or under any other Program Documents; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Program Documents or under any other documents or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem that the payee of any Note is the holder thereof for all purposes hereunder unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

                 SECTION 13.2 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice or other communication believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Program Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                 SECTION 13.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non- payment). The Agent shall (subject to
Section 13.7 hereof) take such action with respect to such Event of Default as shall be directed by the Majority Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

                 SECTION 13.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, Dresdner (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Dresdner (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Dresdner and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                 SECTION 13.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.2 or 12.1 hereof, but without limiting the obligations of the Borrower under said Sections 11.2 and 12.1), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Program Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                 SECTION 13.6 Non-Reliance on Agent and Other Banks. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Program Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Program Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial conditions or business of the Borrower or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its Affiliates.

                 SECTION 13.7 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Program Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under
Section 13.5 hereof against and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 SECTION 13.8 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                 SECTION 13.9 Consents Under Basic Documents. Without the prior written consent of the Majority Lenders, the Agent will not consent to any modification, supplement or waiver under any of the Program Documents, provided that without the prior written consent of each Lender the Agent will not release any collateral or otherwise terminate any Lien under the Pledge Agreement, except that no such consent shall be required, and the Agent is hereby authorized, to release any of property permitted hereunder or to which the Majority Lenders have consented.

                                  ARTICLE XIV

                                 MISCELLANEOUS

                 SECTION 14.1 Notices. Except where telephonic (which shall be confirmed in writing promptly) instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile (with telephone confirmation of such transmission), or telegram (with messenger delivery specified in the case of a telegram), and shall be deemed to be given for purposes of this Agreement on the date on which such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 14.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 14.1, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                 (a)  with respect to the Borrower:

                                  Titan Holdings, Inc.
                                  1020 N.E. Loop 410
                                  San Antonio, Texas  78209

                                  Attention:  Chief Financial Officer
                                  Telephone:  (210) 824-4546
                                  Facsimile:  (210) 824-3681

                 (b)  with respect to Dresdner:

                                  Dresdner Bank AG,
                                  New York and Grand Cayman Branches
                                  75 Wall Street
                                  New York, New York 10005
                                  Attention:  Mr. Lloyd C. Stevens
                                  Telephone: (212)429-2229
                                  Facsimile: (212)429-2524

                                  with a copy to:
                                  Dresdner Bank AG,
                                    New York Branch
                                  75 Wall Street
                                  New York, New York 10005
                                  Attention:  Credit Services Department


                 (c)  with respect to Bank One:

                                  Bank One Texas, N.A.
                                  105 South St. Mary's Street
                                  San Antonio, Texas 78205
                                  Attention:  Mr. Charles T. Bridgman,
                                               Senior Vice President
                                  Telephone:  (210) 271-8680
                                  Facsimile:  (210) 271-6588
                                  with a copy to:
                                  Bank One Texas, N.A.
                                  1717 Main Street, 4th Floor
                                  Bank One Center
                                  Dallas, Texas 75201
                                  Attention:  Mr. James V. Miller,
                                               Vice President
                                  Telephone:  (214) 290-2309
                                  Facsimile:  (214) 290-2332

                 (d)  with respect to NationsBank:

                                  NationsBank of Texas, N.A.
                                  300 Convent Street
                                  San Antonio, Texas 78205
                                  Attention:  Mr. D. Kirk McDonald,
                                               Senior Vice President
                                  Telephone:  (210) 270-5300
                                  Facsimile:  (210) 270-5569

Any party may designate a different or additional address for the delivery of notices by providing notice thereof to the other parties. Except as provided to the contrary above, all notices, demands, and other communications shall be effective upon personal delivery or upon the date of receipt by the addressee as shown on the return receipt. Rejection or other refusal to accept notices, demands, or other communications shall be of no effect, and all notices, demands, and other communications which are rejected or acceptance of which is refused shall be deemed to be effective upon the date on which the same were rejected or refused.

                 SECTION 14.2 Survival and Termination of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates and other documents delivered pursuant hereto shall survive (i) the making by the Lenders of the Loans herein contemplated, (ii) the execution and delivery to the Lenders of the Notes, and (iii) the making of any investigation, and shall continue in full force and effect to the Credit Expiration Date or so long as any Loan or any amount payable to any Lender or the Agent in connection with this Agreement or any other Program Document is unpaid whichever is later, at which time this Agreement shall terminate, it being expressly understood that the obligations of the Borrower under Article V, X and XII hereof shall survive any termination of this Agreement.

                 SECTION 14.3 Applicable Law. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 14.4 Waiver; Modifications in Writing. No failure or delay on the part of the Agent or any Lender in exercising any right, power or remedy hereunder or under the Note or with respect to the Loans shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent or any Lender at law or in equity. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders, except that any amendment, modification, or waiver (i) reducing the principal amount of, reducing the interest rate borne by, or extending the final maturity of the Loans, or (ii) reducing the amount of the fees payable pursuant hereto, or (iii) changing the provisions contained in this Section 14.4 or (iv) releasing Pledged Shares, except to the extent the sale of such Pledged Shares is permitted by the Pledge Agreement, shall not be effective unless evidenced by a writing signed by or on behalf of the Agent and each Lender. Any waiver of any provisions of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                 SECTION 14.5 Non-Waiver of Rights. Neither any failure nor any delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under the Program Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

                 SECTION 14.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns, except that the Borrower shall not assign or transfer (by operation of law or otherwise) all or any part of its rights or obligations hereunder without the prior written consent of the Agent and each Lender.

                 (b) Notwithstanding the foregoing, the Agent and any Lender may at any time change the Booking Office designated by it on Schedule 1. The Agent or such Lender, as the case may be, shall give prompt notice to the Borrower of any change in any Booking Office.

                 SECTION 14.7 Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 14.7.

                 SECTION 14.7.1  Assignments.  Any Lender,

                 (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                 (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $1,000,000; provided, however, that the Agent's remaining total Loans and Commitments must be in a minimum aggregate amount of $5,000,000; provided, further that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 3.1(g)(iii) and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender. In connection with any assignment made under this Section 14.7.1, the assigning Lender shall pay to the Agent a fee of $3,000. From and after the date that the Agent accepts such assignment, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such assignment, shall have the rights and obligations of a Lender hereunder and under the Guarantee, the Pledge Agreement and all related documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder and under the Guarantee, the Pledge Agreement and all related documents. Within five Business Days after its receipt of notice that the Agent has accepted an assignment, the Borrower shall executed and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as the Agent shall direct. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.7.1 shall be null and void.

         SECTION 14.7.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Commitments, or other interests of such Lender hereunder; provided, however, that

                          (a)     no participation contemplated in this Section
                 14.7.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under the Guarantee or the Pledge Agreement,

                          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                          (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, the Guarantee and the Pledge Agreement,

                          (d) no Participant, unless such Participant is an Affiliate of such Lender, or its itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under the Guarantee or the Pledge Agreement, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, (i) extend the scheduled maturities of the Loans, the Commitment Expiration Date or the Credit Expiration Date, (ii) reduce the interest rate or any fees hereunder, or (iii) increase the aggregate amount of the Commitments or the Loans of such Lender, and

                          (e) the Borrower shall not be required to pay any amount under Section 3.1(g) or Article V that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of
Section 3.1(g) and Article V, shall be considered a Lender.

                 SECTION 14.8 Confidentiality. The Lenders shall hold all non-public information (which has been identified in writing as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this

Agreement or as reasonably required by any bona fide potential or actual transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                          (a) unless prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                          (b)     prior to any such disclosure pursuant to this
                 Section 14.8, each Lender shall require any such bona fide potential or actual transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                                  (i) to be bound by this Section 14.8; and

                                  (ii) to require such Person to require any
                 other Person to whom such Person discloses such non-public information to be similarly bound by this Section 14.8; and

                          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

                          SECTION 14.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 SECTION 14.10 Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute a single document.

                 SECTION 14.11 Severability. In case any one or more of the provisions contained in this Agreement or any Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                 SECTION 14.12 Waiver of Trial by Jury; Consent to Jurisdiction. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. The Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or any instrument or document delivered pursuant to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York. The Borrower, by its execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. The Borrower has irrevocably appointed Mayer, Brown & Platt as its agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents which may be served in any proceeding brought in any court which may be made on such agent. If for any reason such agent shall cease to be available to act as such, the Borrower agrees to designate a new agent in The City of New York on the terms and for the purposes of this Section
14.12 satisfactory to the Agent and each Lender. The Borrower further irrevocably consents to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 14.1 hereof. The Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding in either such court based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Nothing in this Section 14.12 shall affect or impair in any manner or to any extent the right of the Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by law.

                 SECTION 14.13 Set-off. The Agent and each Lender (including any of its branches) is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate any and all deposits

(general or special, matured or unmatured, time or demand, in whatever currency) and any other at any time held or owing by the Agent or such Lender, as the case may be, to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender, as the case may be, under this Agreement or any other Program Document, irrespective of whether or not the Agent or such Lender, as the case may be, shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 IN WITNESS WHEREOF, the parties hereto and the Agent have caused this Agreement to be duly executed by their duly authorized officers, all of the day and year first above written.


                                              TITAN HOLDINGS, INC.,
                                                as Borrower


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                   Authorized Signatory


                                              DRESDNER BANK AG, New York and
                                                Grand Cayman Branches, as Lender


                                              By:  /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                   Authorized Signatory


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                   Authorized Signatory


                                              BANK ONE TEXAS, N.A.,
                                                as Lender


                                              By:  /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                   Authorized Signatory


                                              NATIONSBANK OF TEXAS, N.A.,
                                                as Lender


                                              By:  /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                   Authorized Signatory

                                              DRESDNER BANK AG, NEW YORK BRANCH
                                                as Agent


                                              By:  /s/ [ILLEGIBLE]
                                                 ------------------------------
                                                   Authorized Signatory


                                              By: /s/ [ILLEGIBLE]
                                                 ------------------------------
                                                   Authorized Signatory

                                                                 Schedule I
                                                           to the Loan Agreement


                                Booking Offices


DRESDNER AND THE AGENT

Base Rate Lending Office:

         Dresdner Bank AG, New York Branch


Eurodollar Lending Office:

         Dresdner Bank AG, Grand Cayman Branch


BANK ONE

Base Rate and Eurodollar Lending Office:

         San Antonio, Texas

NATIONSBANK

Base Rate and Eurodollar Lending Office:

         San Antonio, Texas

                                                                EXHIBIT A-1
                                                           to the Loan Agreement

                            [Form of Term Loan Note]

$_______________                                              August __, 1996

                 FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of [INSERT NAME OF BANK] (the "Lender"), the principal sum which is the lesser of ____________ ($_______), and the aggregate unpaid principal amount from time to time of all Term Loans made by the Lender to the undersigned pursuant to Section 2.3 of the Loan Agreement (defined below), in immediately available funds and in lawful money of the United States of America on the dates and in the principal amount provided in the Loan Agreement, and to pay interest on the unpaid balance of said principal sum from time to time outstanding, from the date hereof, until the principal sum shall become due (whether by acceleration or otherwise), in like funds and money, at the office of the Agent (defined below) set forth in the Loan Agreement, at the rates per annum and on the dates provided in said Loan Agreement.

                 This promissory note is the Term Loan Note referred to in the Loan Agreement dated as of July 30, 1996 (as the same may from time to time be amended, the "Loan Agreement"), among the undersigned, [INSERT NAMES OF OTHER LENDERS], the Lender and Dresdner Bank AG, New York Branch, as agent for the Lenders (the "Agent"), to which Loan Agreement reference is made for a description of the rights of prepayment, the Events of Default and the rights of acceleration of maturity upon the occurrence of an Event of Default. All advances made by the Lender to the undersigned in respect of Term Loans pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note (provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the undersigned under this Note in respect of any such advance).

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                                   TITAN HOLDINGS, INC.


                                                   By:
                                                      -----------------------
                                                        Authorized Signatory

                     [REVERSE OF NOTE OR SCHEDULE THERETO]


                 This Note evidences the Term Loan made by the Lender under
Section 2.3 of the Loan Agreement dated as of July 30, 1996, as from time to time amended, among Titan Holdings, Inc., [INSERT NAMES OF OTHER BANKS], the Lender and Dresdner Bank AG, New York Branch, as agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:


                     PRINCIPAL             PRINCIPAL               PRINCIPAL
                      AMOUNT              AMOUNT PAID               BALANCE             TYPE OF
DATE                  LOANED              OR PREPAID              OUTSTANDING            LOAN
- ----                 ---------            -----------             -----------           -------


                                                                EXHIBIT A-2
                                                           to the Loan Agreement

                      [Form of Revolving Credit Loan Note]

$_______________                                             August __, 1996

                 FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of [INSERT NAME OF BANK] (the "Lender"), the principal sum which is the lesser of ____________ ($_______), and the aggregate unpaid principal amount from time to time outstanding of all Revolving Credit Loans made by the Lender, to the undersigned pursuant to Section 2.1 of the Loan Agreement (defined below), in immediately available funds and in lawful money of the United States of America on the dates and in the principal amount provided in the Loan Agreement, and to pay interest on the unpaid balance of said principal sum from time to time outstanding, from the date hereof, until the principal sum shall become due (whether by acceleration or otherwise), in like funds and money, at the office of the Agent (defined below) set forth in the Loan Agreement, at the rates per annum and on the dates provided in said Loan Agreement.

                 This promissory note is the Revolving Credit Loan Note referred to in the Loan Agreement dated as of July 30, 1996 (as the same may from time to time be amended, the "Loan Agreement"), among the undersigned, [INSERT NAMES OF OTHER LENDERS], the Lender and Dresdner Bank AG, New York Branch, as agent for the Lenders (the "Agent"), to which Loan Agreement reference is made for a description of the rights of prepayment, the Events of Default and the rights of acceleration of maturity upon the occurrence of an Event of Default. All advances made by the Lender to the undersigned in respect of Revolving Credit Loans pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note (provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the undersigned under this Note in respect of any such advance).

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                                   TITAN HOLDINGS, INC.


                                                   By:
                                                      -------------------------
                                                        Authorized Signatory

                     [REVERSE OF NOTE OR SCHEDULE THERETO]


                 This Note evidences the Revolving Credit Loans made by the Lender under Section 2.3 of the Loan Agreement dated as of July 30, 1996, as from time to time amended, among Titan Holdings, Inc., [INSERT NAMES OF OTHER BANKS], the Lender and Dresdner Bank AG, New York Branch, as agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:


                     PRINCIPAL             PRINCIPAL               PRINCIPAL
                      AMOUNT              AMOUNT PAID               BALANCE             TYPE OF
DATE                  LOANED              OR PREPAID              OUTSTANDING            LOAN
- ----                 ---------            -----------             -----------           -------


                                                                 EXHIBIT B
                                                           to the Loan Agreement


                             [Form of Certificate]

                  [WESTCHESTER PREMIUM ACCEPTANCE CORPORATION
                             TITAN HOLDINGS, INC.]

                                  Certificate

                 I, the undersigned, Secretary of [WESTCHESTER PREMIUM ACCEPTANCE CORP./TITAN HOLDINGS INC.], a ________ corporation ([the "Borrower"/"WestPAC"]), DO HEREBY CERTIFY that:

                 1. This Certificate is furnished pursuant to Section 6.3[(e)/(f)] of that certain Loan Agreement dated as of July 30, 1996 (the "Agreement") among the Borrower, Dresdner Bank AG, New York and Grand Cayman Branches, Bank One Texas, N.A. and NationsBank of Texas, N.A., as the Lenders and Dresdner Bank AG, New York Branch, as agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Agreement.

                 2. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of [the Borrower/WestPAC], certified by the Secretary of State of the State of __________.

                 3. There have been no amendments to the Certificate of Incorporation of [the Borrower/WestPAC] since __________, 199_.(1)

                 4. Attached hereto as Exhibit B is a true and correct copy of the by-laws of [the Borrower/WestPAC] as in effect on the date hereof.

___________________

(1) Insert the date of the Secretary of State's Certificate furnished pursuant to paragraph 2.

                 5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of [the Borrower/WestPAC] on _____________, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

                 6. The below-named persons have been duly elected, have duly qualified as of and at all times since ___________, 1996(2) (to and including the date hereof) have been officers of [the Borrower/WestPAC], holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

      Name                   Office         Signatures
      ----                   ------         ----------
_______________________     [Title]    _____________________

_______________________     [Title]    _____________________

_______________________     [Title]    _____________________

                 7. There are no proceedings pending for the dissolution or liquidation of [the Borrower/WestPAC].

                 WITNESS my hand and the seal of [the Borrower/ WestPAC] this ___ day of ________________, 199_.



                                                   ________________________
                                                          Secretary



___________________
(2) Insert the date next preceding the effective date of adoption of the resolutions referred to in paragraph 4 above.

                 I, the undersigned, [title] of [the Borrower/ WestPAC], DO HEREBY CERTIFY that:

                 1. [Name of Secretary] is the duly elected and qualified Secretary of [the Borrower/WestPAC] and the signature above is [his/her] genuine signature.

                 2. [Each of the Loan Agreement and each other Program Document to which the undersigned is a party] [the Guarantee] is in existence and is in full force and effect on the date hereof.

                 3. The representations and warranties on the part of [the Borrower/WestPAC] contained or reaffirmed and repeated in the [Loan Agreement and in each other Program Document to which the undersigned is a party] [the Guarantee] are true and correct at and as of the date hereof as though made on and as of the date hereof.

                 4. No Event of Default or Default (or event which with the passage of time or notice or both would constitute an Event of Default) has occurred and is continuing, or would result from the consummation of the initial borrowing on this date.

                 WITNESS my hand on this _____ day of ____________, 1996.




                                                   __________________________
                                                        Authorized Signatory

                                                                EXHIBIT C
                                                          to the Loan Agreement


                             [Form of Loan Request]


Dresdner Bank AG, New York Branch, as Agent
[ADDRESS]

Attention:       [Name]
                 [Title]

                 This Loan Request is delivered to you pursuant to Section [2.2] [2.3] and Section 6.7 of the Loan Agreement dated as of July 30, 1996 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement") among Titan Holdings, Inc. (the "Borrower") and Dresdner Bank AG, New York and Grand Cayman Branches, Bank One Texas, N.A. and NationsBank of Texas, N.A. (the "Lenders") and Dresdner Bank AG, New York Branch, as agent. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

                 The Borrower hereby requests that [Revolving Credit] [Term] Loans be made in the aggregate principal amount of $___________ on ___________, 199_ as [a Eurodollar Loan/a Base Rate Loan]. [The Borrower requests that the Interest Period for the Eurodollar Loan requested hereby be [1/2/3/6] month(s).]

                 The Borrower hereby affirms that (i) the representations and warranties of the Borrower set forth in Section 7 of the Agreement are on the date hereof, and will be on the date of the proposed borrowing, true and correct as if made on and as of each such date, except to the extent that any such representation or warranty relates solely to an earlier date, (ii) no Event of Default has occurred and is continuing on the date hereof or shall have occurred and be continuing on the date of the proposed borrowing, and
(iii) after giving effect to the making of the [Revolving Credit] [Term] Loans requested hereby, the aggregate principal amount of all [Revolving Credit] [Term] Loans outstanding will not exceed the aggregate of the [Revolving Credit] [Term Loan] Commitments.

                 The Borrower agrees that if, prior to the time that the borrowing requested hereby is made, any matter affirmed herein shall no longer be true and correct, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time that the borrowing requested hereby is made the Agent shall receive written notice to the contrary from the Borrower each matter affirmed herein shall be deemed once again to be affirmed as true and correct as of the date of such borrowing as if then made.

                 Please wire transfer the proceeds of the requested borrowing to the account(s) of the following Persons at the financial institution(s) indicated below:

Amount to be         Person to be Paid       Name, Address, etc.
Transferred         Name        Account No.  of Payee Bank
- ------------   -------------    -----------  -------------------
$
 ----------    -------------    ---------    ------------------
                                             ------------------
                                             ABA #
                                                  -------------
                                             Attention:
                                                       --------

$
 ----------    -------------    ---------    ------------------
                                             ------------------
                                             ABA #
                                                  -------------
                                             Attention:
                                                       --------

                 The Borrower has caused this Loan Request to be executed and delivered, and the affirmations and warranties contained herein to be made, by its duly authorized officer this ____ day of __________, 199_.

                                                   TITAN HOLDINGS, INC.



                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                                  EXHIBIT D
                                                           to the Loan Agreement


                 [Form of Notice of Conversion or Continuation]

Dresdner Bank AG, New York Branch, as Agent
[ADDRESS]

Attention:       [Name]

                 [Title]

                 This Notice of Conversion or Continuation is delivered to you pursuant to Section 3.1(c) of the Loan Agreement dated as of July 30, 1996 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement") among Titan Holdings, Inc. (the "Borrower") and Dresdner Bank AG, New York and Grand Cayman Branches, Bank One Texas, N.A. and NationsBank of Texas, N.A. (the "Lenders") and Dresdner Bank AG, New York Branch, as agent. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

                 The Borrower hereby requests that on ____________, 199_,

                          (1)  $_________ of the currently outstanding
                 principal amount of the Revolving Credit Loans originally made on __________, 199_ [and $________ of the currently outstanding principal amount of the Term Loans originally made on August __, 1995],

                          (2) all currently being maintained as [Base Rate Loans/Eurodollar Loans],

                          (3) be [converted into/continued as] [Base Rate Loans/Eurodollar Loans].

                 The Borrower hereby certifies that (i) the representations and warranties of the Borrower set forth in Section 7 of the Agreement are on the date hereof, and will be on the date of the proposed [conversion/continuation], true and correct as if made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, and (ii) no Default or Event of Default has occurred and is continuing on the date hereof or shall have occurred and be continuing on the date of the proposed [conversion/continuation].

                 The Borrower agrees that if, prior to the time that the [conversion/continuation] requested hereby is made, any matter certified to herein shall no longer be true and correct, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time that the [conversion/continuation] requested hereby is made the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct as of the date of such [conversion/continuation] as if then made.

                 The Borrower has caused this Notice of Conversion or Continuation to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this ____ day of __________, 199_.

                                                   TITAN HOLDINGS, INC.


                                                   By:
                                                      ------------------------
                                                      Name:
                                                      Title:

                                                                EXHIBIT E
                                                           to the Loan Agreement



                      A copy of the Convention Statements
                   was delivered to the Agent at the closing